                                  EXHIBIT 2.1

                              AGREEMENT OF MERGER

    THIS AGREEMENT OF MERGER (hereinafter sometimes referred to as the "Agreement"), made and entered into as of the 24th day of March, 1997, by and between CHAMPION INDUSTRIES, INC. ("Champion") and BLUE RIDGE PRINTING CO., INC. ("Company"), and its directors, or a majority of them, and GLENN W. WILCOX, SR., BRUCE FOWLER, CLELL KEITH, G. WALLACE WILCOX, JR. and DAVID N. WILCOX, all its shareholders (collectively, the "Shareholders");

                              W I T N E S S E T H:

    WHEREAS, Champion is a corporation duly organized and validly existing under the laws of the State of West Virginia, with authorized capital stock consisting of 10,000,000 common shares, $1.00 par value per share ("Champion Common Stock"), of which 8,104,714 shares are currently outstanding; and

    WHEREAS, Company is a corporation duly organized and validly existing under the laws of the State of North Carolina with authorized capital stock consisting of 10,000 common shares, of which 550 shares are currently outstanding, having a charter-stated par value of $10.00 per share ("Company Stock"); and

    WHEREAS, Champion and Company have agreed to the merger of Company with a wholly-owned subsidiary of Champion, to be organized under the laws of the State of North Carolina, so that upon consummation of the merger Company will be a wholly-owned subsidiary of Champion; and

    WHEREAS, the Board of Directors of Champion has approved this Agreement and has authorized the execution hereof in counterparts; and

    WHEREAS, the Board of Directors of Company has approved this Agreement, authorized the execution hereof in counterparts, and directed that it be submitted to its Shareholders for approval, ratification and confirmation; and

    WHEREAS, Champion has agreed to cause a new North Carolina corporation to be organized which shall be named BRP Acquisition Company, Inc. ("Interim Company"), with its principal office and place of business to be located in the City of Asheville, State of North Carolina, and all shares of its capital stock to be owned by Champion; and

    WHEREAS, Champion has agreed to cause Interim Company to approve this Agreement and authorize the execution of an Adoption Agreement substantially in the form attached hereto as "Exhibit A" which is incorporated herein by reference.

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    NOW, THEREFORE, in consideration of the foregoing premises, which are not mere recitals but an integral part hereof, and in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

SECTION 1.   MERGER

    1.1 GENERAL EFFECT OF MERGER; ASSETS. At the Effective Time (hereinafter defined in Section 7.2) and subject to the terms and conditions hereof and of the attendant Plan of Merger ("Plan of Merger") attached hereto as "Exhibit B", Interim Company shall merge with and into Company (the "Merger") under the charter of Company pursuant to the provisions of and with the effect provided in NCGS Section 55-11-01. Company shall be (and is hereinafter called when reference is made to it at and after the consummation of the Merger) the Surviving Company and shall retain the name and title of "Blue Ridge Printing Co., Inc.". At the Effective Time of the Merger, the corporate existence of Interim Company shall, as provided in NCGS Section 55-11-01, be merged with and into Company and continued in the Surviving Company and the separate existence of Interim Company shall cease. The Surviving Company shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of the Interim Company and Company; and all property, real, personal and mixed, and all debts and liabilities due on whatever account, including subscriptions to shares, if any, and all other choses in action, and all and every other interest of or belonging to or due to the Interim Company and Company, and each of them, shall be deemed to be transferred to and vested in the Surviving Company without further act or deed; and the title to any real estate, or any interest therein, vested in the Interim Company and Company and each of them, before the Merger, shall not revert or in any way be impaired by reason of the Merger.

    1.2 LIABILITIES OF SURVIVING COMPANY. From and after the Effective Time of the Merger, the Surviving Company shall be liable for all liabilities of Company and Interim Company and all deposits, debts, liabilities, obligations and contracts of Company and Interim Company, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of Company or Interim Company, as the case may be, shall be those of and are hereby expressly assumed by the Surviving Company and shall not be released or impaired by the Merger, and all rights of creditors and other obligees and all liens on property of either Company or Interim Company shall be preserved unimpaired, and the Surviving Company shall have all rights and shall be liable for all obligations of Company under all employee benefit plans and arrangements of Company and such plans and related trusts shall continue in effect without any interruption or termination unless and until changed as therein or by law provided or permitted or as mutually agreed to by the parties hereto.

  1.3 NAME, DIRECTORS AND OFFICERS OF SURVIVING COMPANY. From and after the Effective Time, the name of the Surviving Company shall be "Blue Ridge Printing Co., Inc.". The Articles of Incorporation and the By-laws of Company in effect immediately prior to the Effective Time shall be the Articles of Incorporation and By-laws of the Surviving Company until changed as therein or by law provided. The directors and officers of the Surviving Company at the Effective Time shall be those persons who are directors and officers respectively of Interim Company immediately before the Effective Time. The committees of the Board of Directors of the Surviving Company at the Effective Time shall be the same as and shall be composed of the same persons who are serving on committees appointed by the Board of Directors of Interim Company as they exist immediately before the Effective Time.

   1.4 OFFICES, POLICIES OF SURVIVING COMPANY. From and after the
Effective Time, the business and location of the Surviving Company shall be the same as that of Company. Unless contrary to law, all corporate acts, plans, policies, applications, agreements, loan commitments, orders, registrations, licenses, approvals and authorizations of Company and Interim Company, their respective shareholders, boards of directors, committees elected or appointed by their boards of directors, officers and agents, which were valid and effective immediately before the Effective Time shall be taken for all purposes at and after the Effective Time as the acts, plans, policies, applications, agreements, orders, registrations, licenses, approvals, and authorizations of Surviving Company and shall be effective and binding thereon as the same were with respect to Company and Interim Company immediately before the Effective Time.

    1.5 CAPITAL STRUCTURE OF SURVIVING COMPANY. The capital structure of the Surviving Company shall be the same as the capital structure of Company.

SECTION 2. CONVERSION, EXCHANGE AND CANCELLATION OF SHARES

    2.1 GENERAL. The manner of converting and exchanging Company Stock, all of which is represented by outstanding share certificates into Champion Common Stock shall be as hereinafter provided in this Section 2.

2.2 (a) Conversion Rate. At the Effective Time, each of the shares of Company Stock that shall be issued and outstanding immediately prior to the Effective Time shall thereupon and without further action be converted into shares of Champion Common Stock at the Exchange Rate which shall be calculated as set forth in this Section 2; provided, however, that the number of shares of Company Stock that shall be issued and outstanding immediately prior to the Effective Time shall not be more than 550 shares. All shares of Champion Common Stock into which the aforesaid Company Stock is so converted shall be fully paid and non-assessable. Company's shareholders of record at the Effective Time, for the shares of Company Stock then held by them, respectively, shall be allocated and entitled to receive shares of

Champion Common Stock, which total number of shares of Champion Common
Stock shall have an aggregate Market Value as of the Valuation Date of Five Million Two Hundred Fifty Thousand Dollars ($5,250,000.00). The Market Value shall be determined by averaging the daily closing trade prices of Champion Common Stock as reported on the Nasdaq National Market System ("NMS") during the five (5) consecutive days on which shares of Champion Common Stock are traded on the Nasdaq National Market System ("NMS") immediately prior to the Valuation Date as reported in THE WALL STREET JOURNAL. The Valuation Date shall be the Nasdaq NMS trading day immediately prior to the date of effectiveness of this Agreement as to Champion and Company as provided in Section 12.13 hereof.

    For purposes of establishing the Exchange Rate (the number of shares of Champion Common Stock into which each share of Company Stock shall be converted at the Effective Time), the Market Value of one (1) share of Champion Common Stock shall be divided into the aggregate Market Value to establish to the nearest whole share the aggregate number of shares of Champion Common Stock into which all of the then issued and outstanding shares of Company Stock shall be converted at the Effective Time. Such number of shares of Champion Common Stock shall then be divided by the number of shares of Company Stock that shall be issued and outstanding immediately prior to the Effective Time with the quotient therefrom being the number of shares of Champion Common Stock into which each share of Company Stock shall be converted at the effective time.

    2.3 MANNER OF EXCHANGE. After the Effective Time of the Merger, except for persons exercising their rights as dissenting shareholders of Company, each holder of a certificate theretofore evidencing outstanding shares of Company Stock, upon surrender of such certificate, accompanied by a Letter of Transmittal and Investment Letter in the form attached hereto as Exhibit C, to Champion shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Champion Common Stock for which shares of Company Stock theretofore represented by the certificate or certificates so surrendered shall have been exchanged as provided in this Section 2. Until so surrendered, each outstanding certificate which, prior to the Effective Time of the Merger, represented Company Stock will be deemed to evidence the right to receive the number of full shares of Champion Common Stock into which the shares of Company Stock represented thereby may be converted, and will be deemed for all corporate purposes of Champion to evidence ownership of the number of full shares of Champion Common Stock into which the shares of Company Stock represented thereby were converted. Until such outstanding certificates formerly representing Company Stock are surrendered, no dividend payable to holders of record of Champion Common Stock for any period as of any date subsequent to the Effective Time of the Merger shall be paid to the holder of such outstanding certificates in respect thereof. After the Effective Time of the Merger there shall be no further registry of transfers on the records of Company of shares of Company Stock. Upon surrender of certificates of Company Stock for exchange for Champion Common Stock, there shall be paid to the record holder of the certificates of Champion Common Stock issued in exchange therefor (i) the amount of dividends theretofore paid with respect to such full shares of Champion Common Stock as of any date subsequent to the Effective Time of the Merger which have not yet been paid to a public official pursuant to abandoned property laws and (ii) at the appropriate payment date the amount of dividends with a record date after the Effective Time of the Merger, but prior to surrender and a payment date subsequent to surrender. No interest shall be payable with respect to such dividends upon surrender of outstanding certificates.

    2.4 (a) SHARES OF CHAMPION COMMON STOCK NOT REGISTERED. Company acknowledges and agrees, and Company Shareholders will acknowledge and agree in their Investment Letters that the Champion Common Stock will not be registered under the Securities Act of 1933 or any state securities laws, and must be held indefinitely unless such Champion Common Stock is subsequently registered under the Securities Act of 1933 or under state securities acts, or unless an exemption from such registration is available. Company further acknowledges and agrees, and Company Shareholders will further acknowledge and agree in their Investment Letters that Champion is under no obligation, and shall assume no obligation, to cause such shares of Champion Common Stock to be so registered, and that each certificate representing shares of Champion Common Stock issued to Company shareholders shall be stamped or otherwise imprinted with, or contain a legend in substantially the following form:

              "The securities represented by this instrument have not been registered under the Federal Securities Act of 1933, or any state securities statute and may not be sold, assigned, or transferred unless (i) registered for resale or (ii) the issuer hereof has received the written opinion of counsel for said issuer that after investigation of relevant facts, such counsel is of the opinion that such sale, assignment or transfer does not involve a transaction requiring a registration of such securities under the Federal Securities Act of 1933 or any applicable state securities laws. The restrictions of this paragraph shall become null and void and this paragraph shall have no effect on and after ________, 1999."

    Company Shareholders shall further acknowledge in their Investment Letters that Champion's issuance of such Champion Common Stock is made in reliance upon an exemption from registration under the Federal Securities Act of 1933, which registration is in part premised upon and relied upon as a result of the representations made by each Shareholder in the Investment Letter attached hereto as Exhibit C, and each Shareholder shall review and truthfully and accurately complete and execute same and deliver same to Champion.

    (b) PIGGYBACK REGISTRATION RIGHTS. If at any time or from time to time prior to ____________, 1998 Champion shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans, or (ii) a registration relating to a transaction of the type described in Securities and Exchange Commission Rule 145, Champion will:

         (i) promptly give to each holder of Champion Common Stock issued in exchange for Company Stock (hereinafter referred to in this Section 2.4(b)) as "Holder") written notice thereof; and

         (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, such of the Champion Common Stock issued in the Merger as specified in a written request or requests, made within twenty (20) days after receipt of such written notice from Champion, by any Holder.

    If the registration of which Champion gives notice is for a registered public offering involving an underwriting, Champion shall so advise the Holders as a part of the written notice given pursuant to this Section 2.4(b). In such event the right of any Holder to registration pursuant to this Section shall be conditioned upon such Holder's participation in such underwriting and the inclusion of his Champion Common Stock in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with Champion and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by Champion. Champion shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of Champion Common Stock that may be included in the registration and underwriting shall be allocated among all Holders and such other holders in proportion, as nearly as practicable, to the respective amounts of Champion Common Stock held by such Holders and such other holders at the time of filing the registration statement. If any Holder or holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to Champion and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 180 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

    Champion shall have the right to terminate or withdraw any registration initiated by it under this Section 2.4(b) prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

    All reasonable expenses of registration and sale (other than the underwriter's commissions) incurred in connection with any such registration shall be borne by Champion.

    The Holder or Holders of Champion Common Stock included in any registration shall furnish to Champion such information regarding such Holder or Holders, the Champion Common Stock held by them and the distribution proposed by such Holder or Holders as Champion may request in writing and as shall be required in connection with any registration referred to in this
Section 2.4(b).

    Each Holder will, if Champion Common Stock held by such Holder is included in the securities as to which such registration is being effected, indemnify Champion, each of Champion's directors and officers, each underwriter, if any, of Champion's securities covered by such registration statement, each person who controls Champion or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Champion, such Holders, such directors, officers, persons, underwriter or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Champion by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder hereunder shall be limited in an amount equal to the initial public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful conduct by such Holder.

    2.5 FRACTIONAL SHARES. Champion will not issue fractional shares or fractional share certificates, but in lieu of the issuance of fractional shares will pay cash, without interest, to any Company shareholder otherwise entitled to receive such fractional shares. The amount of such cash payment will be determined by multiplying the fractional share interest to which a Company shareholder would otherwise be entitled by the Market Value of Champion Common Stock determined pursuant to Section 2.2. Payment for fractional shares will be made with respect to each shareholder at the time such shareholder's certificates of Company Stock are exchanged.

    2.6 LOST CERTIFICATES. If a certificate evidencing outstanding shares of Company Stock is lost, stolen or destroyed, the registered owner thereof shall be entitled to receive the Champion certificate and cash to which he would otherwise be entitled on exchange of such certificate, by notifying Champion in writing of such lost, stolen or destroyed certificate and giving Champion evidence of loss and a bond sufficient to indemnify Champion against any claim that may be made against it on account of the alleged lost, stolen and destroyed certificate and the issuance of the certificate and cash.

SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF CHAMPION

    Except as disclosed in writing, Champion hereby represents and warrants to and covenants with Company and Shareholders that:

   3.1 ORGANIZATION, STANDING AND AUTHORITY. Champion is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia. Champion has the corporate power to execute and deliver this Agreement, and has taken all action required by law, its Articles of Incorporation, its By-laws or otherwise, to authorize such execution and delivery, the Merger and the consummation of the transactions contemplated hereby, and this Agreement is a valid and binding agreement of Champion in accordance with its terms. No action of Champion's shareholders is or will be required to approve this Agreement or the Merger. At the Effective Time, Champion will have corporate power to carry on its business as then to be conducted and will be qualified to do business in every jurisdiction in which the character and location of the assets to be owned by it or the nature of the business to be transacted by it require qualification.

    3.2 CAPITAL STRUCTURE. The authorized capital stock of Champion consists of 10,000,000 shares of Champion Common Stock, of which 8,104,714 shares are currently issued and outstanding. All of such shares are fully paid and non-assessable. Champion does not have any other shares of Champion Common Stock or any other capital stock issued or outstanding. Champion does not have any outstanding subscriptions, options or other agreements or commitments obligating it to issue shares of its capital stock except for its 1993 Stock Option Plan, or as may be otherwise provided herein. The holders of Champion Common Stock have no preemptive rights with respect to the issuance of additional authorized shares of Champion Common Stock. Nothing in this

Agreement shall prohibit or impair the ability and right of Champion to increase its authorized capital stock (a proposal to increase authorized shares to 20,000,000 has been submitted to Champion shareholders for approval at their annual meeting scheduled for March 17, 1997), or issue or agree to commit to issue additional shares of its capital stock, and any increase in authorized capital stock, or issuance, or agreement or commitment to issue, additional shares of Champion Common Stock shall not alter or affect the Conversion Rate set forth in Section 2.2 hereof. The shares of Champion Common Stock into which shares of Company Stock are to be converted upon the Effective Time will upon the Effective Time be duly authorized, and such shares, when transferred to holders of Company Stock pursuant to the terms of the Merger, will be validly issued, fully paid and nonassessable shares of Champion Common Stock.

    3.3 AUTHORITY. The execution and delivery of this Agreement do not, and the consummation of the Merger and transactions contemplated hereby will not, violate any provision of the Articles of Incorporation or By-laws of Champion, or any provision of, or result in the acceleration of any obligation under, any material mortgage, deed of trust, note, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment, injunction or decree, or result in the termination of any material license, franchise, lease, or permit to which Champion is a party or by which it is bound, and will not violate or conflict with any other material restriction of any kind or character to which Champion is subject, except that the prior consent to the Merger must be obtained from PNC Bank, N.A., pursuant to the terms of a Credit Agreement by and among Champion, certain banks party thereto and PNC Bank, N.A., as Agent, dated March 31, 1997, which consent Champion is reasonably confident of obtaining. Based upon the Company Financial Statements hereinafter defined, the consummation of the Merger and the transactions contemplated by this Agreement do not require any filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant thereto.

    3.4 CHAMPION FINANCIAL STATEMENTS. Champion has delivered to Company prior to the execution of this Agreement copies of the following financial statements of Champion (which, together with all future financial statements to be furnished are collectively referred to herein as the "Champion Financial Statements"): the audited Consolidated Balance Sheets of Champion as of October 31, 1996 and October 31, 1995, and the related Consolidated Income Statements, Consolidated Statements of Changes in Shareholders' Equity and Consolidated Statements of Cash Flows for the years then ended, and the notes thereto. The Champion Financial Statements (as of the dates thereof and for the periods covered thereby):

    (a) are in accordance with the books and records of Champion, which are complete and correct in all material respects that are required by generally accepted accounting principles (except as otherwise required or approved by applicable regulatory authorities or by applicable law) and which have been maintained in accordance with good business practices; and

    (b) present fairly the financial position and results of operations and changes in financial position of Champion as of the dates and for the periods indicated, in accordance with generally accepted accounting principles (except as otherwise required or approved by applicable regulatory authorities or by applicable law), applied on a basis consistent with prior years, and do not fail to disclose any material extraordinary or out-of-period items.

    3.5 ACCURACY OF ANNUAL REPORTS. The annual report of Champion to its shareholders for the year 1996 heretofore delivered to Company does not contain as of the date thereof any untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading.

    3.6 ABSENCE OF UNDISCLOSED LIABILITIES. At October 31, 1996, Champion had no obligation or liability (contingent or otherwise) which was material, or which when combined with all similar obligations or liabilities would have been material, to Champion (i) except as disclosed in the Champion Financial Statements or as disclosed to Company in writing; nor does there exist a set of circumstances resulting from transactions effected or events occurring on or prior to October 31, 1996, or from any action omitted to be taken during such period that, to the knowledge of Champion, could reasonably be expected to result in any such material obligation or liability, except as previously disclosed to Company in writing, or as disclosed or provided for in the Champion Financial Statements. The amounts set up as liabilities for taxes in the Champion Financial Statements are sufficient for the payment of all respective taxes (including, without limitation, federal, state, local and foreign excise, franchise, property, payroll, income, capital stock and sales and use taxes) accrued in accordance with generally accepted accounting principles and unpaid at October 31, 1996. Since October 31, 1996, Champion has not incurred or paid any obligation or liability which would be material (on a consolidated basis) to Champion, except for obligations incurred or paid in connection with transactions by it in the ordinary course of its business consistent with generally accepted practices and except as disclosed herein.

    3.7  COMPLIANCE WITH LAWS.  Champion:

    (a) is in compliance with all laws, regulations, reporting and licensing requirements and orders applicable to its business or any of its employees (because of such employee's activities on behalf of it), the breach or violation of which could have a material adverse effect on such business; and

    (b) has received no notification (not previously disclosed to Company in writing) from any agency or department of federal, state or local government or regulatory authorities asserting that it is not in compliance with any of the statutes, regulations, rules or ordinances which such governmental authority or regulatory authority enforces, or threatening to revoke any license, franchise, permit or governmental authorization, and is subject to no agreement with any regulatory authorities with respect to its assets or business.

    3.8 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since October 31, 1996, Champion has not: (i) incurred any material liability, except in the ordinary course of its business, and except as permitted pursuant to this Agreement or as disclosed in the Champion Financial Statements; (ii) suffered any material adverse change in its business, operations, assets or condition (financial or other); or (iii) failed to operate its business consistent with generally acceptable practice.

    3.9 REPORTS. Since January 1, 1996, Champion has filed all reports and statements, together with any amendments required to be made with respect thereto, which it was required to file with: (i) the Securities and Exchange Commission, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements; (ii) any other governmental agency or regulatory authority having jurisdiction over its operations. Each of such reports and documents, including the financial statements, exhibits and schedules thereto, and each other document delivered to Company by Champion does not contain any statement which, at the time and in the light of the circumstances under which it was made, is false or misleading with respect to any material fact or which omits to state any material fact necessary in order to make the statements contained therein not false or misleading.

    3.10 INTERIM COMPANY FORMATION; ADOPTION AGREEMENT. Prior to the Closing Date, Champion at its sole cost and expense shall cause to be organized Interim Company as a North Carolina corporation and shall cause Interim Company to execute and enter into an Adoption Agreement in substantially the form attached hereto as "Exhibit A" and a Plan of Merger in substantially the form annexed hereto as "Exhibit B" and cause Interim Company to take such action as is provided in this Agreement or in said Adoption Agreement or Plan of Merger upon Interim Company's part to be taken. Immediately prior to the Effective Time, Champion will own all of the issued and outstanding shares of Interim Company's capital stock.

    3.11 BEST EFFORTS. On or prior to the Closing Date (hereinafter defined in Section 7.1 hereof), Champion will, to the extent permitted by applicable laws, rules and regulations, take such actions, and execute and deliver all such agreements, documents, certificates or amendments to this Agreement as may be necessary or desirable to effectuate the provisions and intent of this Agreement.

SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF COMPANY

    Company hereby represents and warrants to and covenants with Champion that:


    4.1 ORGANIZATION, STANDING AND AUTHORITY. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. Company has the corporate power to execute and deliver this Agreement, and has taken all action required by law, its Articles of Incorporation, its By-laws or otherwise, to authorize such execution and delivery, the Merger and the consummation of the transactions contemplated hereby, and this Agreement is a valid and binding agreement of Company in accordance with its terms, subject only to the requirement of ratification, confirmation and approval by Company's shareholders. At the Effective Time, Company will have corporate power to carry on its business as then to be conducted and will be qualified to do business in every jurisdiction in which the character and location of the assets to be owned by it or the nature of the business to be transacted by it require qualification.

    4.2 CAPITAL STRUCTURE. The authorized capital stock of Company consists of 10,000 shares of Company Stock, par value of $10.00 per share, of which 550 shares are issued and outstanding and are fully paid and non-assessable. Company does not have any subscriptions, options, warrants, calls, or other agreements or commitments, of any kind relating to or obligating it to issue any shares of its capital stock. Further, there are no securities outstanding which are convertible into capital stock of Company. None of the shares of Company Stock has been issued in violation of any preemptive rights of shareholders.

    4.3 NO SUBSIDIARIES. Company has no subsidiaries and Company will not organize or acquire any subsidiaries prior to the Effective Time of the Merger without the written consent of Champion.

    4.4 AUTHORITY. Except as disclosed by Company in writing, the execution and delivery of this Agreement do not, and the consummation of the Merger and transactions contemplated hereby will not, violate any provision of the Articles of Incorporation or By-laws of Company, or any provision of, or result in the acceleration of any obligation under, any mortgage, deed of trust, note, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment, injunction or decree, or result in the termination of any material license, franchise, lease, or permit to which Company is a party or by which it is bound, and will not violate or conflict with any other material restriction of any kind or character to which Company is subject.

    4.5 COMPANY FINANCIAL STATEMENTS. Company has delivered to Champion prior to the execution of this Agreement copies of the following financial statements of Company (which, together with all future financial statements to be furnished are collectively referred to herein as the "Company Financial Statements"): the compiled Balance Sheets of Company as of June 30, 1996, June 30, 1995 and June 30, 1994, and the related Statement of Operations and Retained Earnings and Statement of Cash Flows for the years then ended. The Company Financial Statements (as of the dates thereof and for the periods covered thereby):

    (a) are in accordance with the books and records of Company, which are maintained on the income tax basis of accounting, a method that, in part, recognizes cash receipts and disbursements and accelerated methods of depreciation but does not recognize items such as current expenses or the accumulated liability for deferred executive compensation, obligations for future compensated absences of employed personnel, reserve for bad debts and other such non cash expenses that are not currently deductible for federal or state income tax purposes, and are complete and correct in all material respects that are required by such method and which have been maintained in accordance with good business practice except that inventory quantity and value accounts as contained in the Company's general ledger are recorded and adjusted therein only at the end of each fiscal year; and

    (b) present, on a compiled basis, consistent with prior years, the financial position and results of operations and changes in financial position of the Company as of the dates and for the periods indicated, in accordance with the income tax basis of accounting, which, in part, recognizes cash receipts and disbursements and accelerated methods of depreciation but does not recognize items such as current expenses or the accumulated liability for deferred executive compensation, obligations for future compensated absences of employed personnel, reserve for bad debts and such other non cash expenses that are not currently deductible for federal or state income tax purposes, and which do not include all of the disclosures required by generally accepted accounting principles that might influence conclusions about the Company's financial position or results of operations for those who are not informed about such internal matters of the Company, and which contain certain income and expense modifications related to the Company's income tax policy as described in the Company Memorandum (Comments on 1995 and 1996 Financial Statements) from Bruce Fowler to Glenn Wilcox dated January 13, 1997 (a copy of which has been previously provided to Champion).

    Company's Balance Sheet and the related Statement of Operations and Retained Earnings and Statement of Cash Flows, and the notes thereto, for the fiscal quarter ending September 30, 1996, and for each fiscal quarter thereafter until the Effective Time, all of which Company shall deliver to Champion as soon as practicable, will be prepared in accordance with the income tax basis of accounting as described in (b) except that, since the

Company's accounting policy does not provide for interim adjustment of inventory quantities and values, inventory values reflected therein have been estimated.

    4.6 ABSENCE OF UNDISCLOSED LIABILITIES. At June 30, 1996, the Company had no obligation or liability (contingent or otherwise) which was material, or which when combined with all similar obligations or liabilities would have been material, to Company except as disclosed in the Company Financial Statements or as previously disclosed to Champion in writing; nor does there exist a set of circumstances resulting from transactions effected or events occurring on or prior to June 30, 1996, or from any action omitted to be taken during such period that, to the knowledge of Company, could reasonably be expected to result in any such material obligation or liability, except as previously disclosed to Champion in writing, or as disclosed or provided for in the Company Financial Statements. The amounts set up as liabilities for taxes in the Company Financial Statements are sufficient for the payment of all respective taxes (including, without limitation, federal, state, local and foreign excise, franchise, property, payroll, income, capital stock and sales and use taxes) accrued in accordance with generally accepted accounting principles and unpaid at June 30, 1996. Since June 30, 1996, the Company has not incurred or paid any obligation or liability which would be material (on a consolidated basis) to Company, except for obligations incurred or paid in connection with transactions by it in the ordinary course of its business consistent with generally accepted practices and except as disclosed herein.

    4.7  TAX MATTERS.

    (a) All federal, state, local and foreign tax returns, (including, without limitation, estimated tax returns, withholding tax returns with respect to employees, and FICA and FUTA returns) required to be filed by or on behalf of Company have been timely filed or requests for extensions have been timely filed, granted and have not expired and all returns filed are complete and accurate to the best information and belief of Company management. All taxes shown on filed returns have been paid. As of the date hereof, and as of the Effective Time, there is and shall be no pending audit examination, deficiency or refund litigation or matter in controversy with respect to any taxes that might result in a determination adverse to Company, except as reserved against in the Company Financial Statements, or as previously disclosed to Champion in writing. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation have been paid.

    (b) Except as previously disclosed to Champion in writing, the Company has not executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

    (c) To the extent any federal, state, local or foreign taxes are due from Company for the period or periods beginning July 1, 1996, or thereafter through and including the Effective Time, adequate provision on an estimated basis has been or will be made for the payment of such taxes by establishment of appropriate tax liability accounts on the last monthly financial statements of Company, prepared before the Effective Time.

    (d) Since the Company's books and records and Financial Statements have been maintained on the income tax basis of accounting, no deferred income taxes have been recorded.

    4.8 PROPERTIES. Except as previously disclosed to Champion in writing or disclosed in Company Financial Statements, Company has good and marketable title, free and clear of all liens, encumbrances, charges, defaults or equities of whatever character, to all of the respective properties and assets, tangible or intangible, whether real, personal or mixed, reflected in the Company Financial Statements as being owned by it at June 30, 1996 or acquired by it after June 30, 1996. All buildings, and all fixtures, equipment and other property and assets which in the opinion of management are material to its business, held under leases or subleases by Company are held under valid instruments enforceable in accordance with their respective terms (except as previously disclosed in writing to Champion and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought). The policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Company provide adequate coverage against loss.

    4.9 COMPLIANCE WITH LAWS. Except as previously disclosed in writing to Champion, the Company:

    (a) is in compliance with all laws, regulations, reporting and licensing requirements and orders applicable to its business or any of its employees (because of such employee's activities on behalf of it), the breach or violation of which could have a material adverse effect on such business; and

    (b) has received no notification (not previously disclosed to Champion in writing) from any agency or department of federal, state or local government or regulatory authorities or the staff thereof asserting that any such entity is not in compliance with any of the statutes, regulations, rules or ordinances which such governmental authority or regulatory authority enforces, or threatening to revoke any license, franchise, permit or governmental authorization, and is subject to no agreement with any regulatory authorities with respect to its assets or business.

    4.10 EMPLOYEE BENEFIT PLANS. Except as previously disclosed in writing to Champion, with respect to any plan or arrangement of Company which constitutes an employee benefit plan within the meaning of Section 3(3) of The Employees Retirement Income Security Act of 1974 ("ERISA"):

    (a) Except for liabilities to the Pension Benefit Guaranty Corporation pursuant to Section 4007 of ERISA, all of which have been fully paid, and except for liabilities to the Internal Revenue Service under Section 4971 of the Internal Revenue Code of 1986, if any, all of which have been fully paid, the Company has no liability to the Pension Benefit Guaranty Corporation or to the Internal Revenue Service with respect to any pension plan qualified under Section 401 of the Internal Revenue Code of 1986.

    (b) All "employee benefit plans", as defined in Section 3(3) of ERISA, which cover one or more employees employed by Company (each individually, a "Plan", and collectively, the "Plan") comply in all material respects with ERISA and, where applicable for tax-qualified or tax-favored treatment, with the Internal Revenue Code of 1986. As of June 30, 1996, no material liability exists under any Plan that has not been disclosed in writing to Champion. Neither the Plans nor any trustee or administrator thereof has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA or, where applicable, Section 4975 of the Internal Revenue Code of 1986 for which no exemption is applicable, nor have there been any "reportable events" within the meaning of Section 4043 of ERISA for which the 30-day notice therefor has not been waived.

    (c) No litigation is pending against any plan or plan fiduciary seeking the payment of benefits or alleging a breach of trust or fiduciary duty by any plan fiduciary.

    (d) Company is not a party to any multiemployer pension plan as defined in Section 414(f) of the Code and Section 3(37) of ERISA.

    4.11 COMMITMENTS AND CONTRACTS. Except as previously disclosed in writing to Champion, the Company is not a party or subject to any of the following (whether written or oral, express or implied):

    (i) any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those which are terminable at will by Company);

    (ii) any plan, contract or understanding providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar understandings with respect to any present or former officer, director or consultant;

    (iii) any contract or agreement with any labor union;

    (iv) any contract not made in the ordinary course of business containing covenants limiting the freedom of Company to compete in any line of business or with any person or involving any restriction of the area in which, or method by which, Company will carry on its business (other than as may be required by law or applicable authorities);

    (v) any lease or other contract with annual rental payments or payments aggregating $12,000.00 or more.

    4.12 LABOR. No work stoppage involving Company is pending or, to the best of Company's knowledge, threatened. Company is not involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could materially and adversely affect the business of Company. Employees of Company are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

    4.13 MATERIAL CONTRACTS FURNISHED. Company has made available to Champion true and complete copies of all material contracts, leases and other agreements to which Company is a party or by which it is bound and of all employment, pension, retirement, stock option, profit sharing, deferred compensation, consultant, bonus, group insurance, or similar plans with respect to any of the directors, officers, or other employees of Company.

    4.14 MATERIAL CONTRACTS. Except as previously disclosed to Champion in writing and except as is otherwise provided in this Agreement, neither the Company or any of its respective assets, businesses or operations is, as of the date hereof, a party to, or is bound or affected by, or receives benefits under, (i) any material agreement, arrangement or commitment not cancellable by it without penalty, other than agreements, arrangements or commitments entered into in the ordinary course of its business and negotiated on an arms-length basis, or (ii) any material agreement, arrangement or commitment relating to the employment, election or retention in office of any director or officer other than agreements, arrangements or commitments entered into in the ordinary course of its business and negotiated on an arms-length basis.

    4.15 MATERIAL CONTRACT DEFAULTS. Company is not in default in any material respect under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its respective assets, business or operations may be bound or affected or under which it or its respective assets, business or operations receive benefits, and there has not occurred any event which with the lapse of time or the giving of notice or both would constitute such a default, except as previously disclosed to Champion in writing.

    4.16 LEGAL PROCEEDINGS. Except as previously disclosed to Champion by Company in writing, there are no actions, suits or proceedings instituted or pending, or to the best knowledge of Company threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome), including eminent domain proceedings, against or relating to Company, or against any property, asset, interest or right of Company, that could have a material and adverse effect on the condition (financial or other, present or prospective), business, properties, assets, operations, liabilities or prospects of Company, or that threaten or would impede the consummation of the transactions contemplated by this Agreement. The Company is not a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, stay, decree, rule, regulation, code or ordinance that threatens or might impede the consummation of the transactions contemplated by this Agreement.

    4.17 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since June 30, 1996, the Company has not: (i) incurred any material liability, except in the ordinary course of its business, consistent with generally acceptable practice and except as permitted pursuant to this Agreement; (ii) suffered any material adverse change in its business, operations, assets or condition (financial or other); or (iii) failed to operate its business consistent with generally acceptable practice.

    4.18 ACCOUNTS RECEIVABLE. All notes and accounts receivable of the Company shown on the Company Financial Statements or thereafter acquired have been collected or are current and collectible subject to returns and allowances in the ordinary course of business (in the case of each note in accordance with its terms, and in the case of each account within 30 days after billing) at the aggregate recorded amounts thereof on the books of the Company and are subject to no counterclaims or set-offs. On February 28, 1997, the aggregate amount of all such receivables is $708,847.02 of which $87,554.26 has not been paid on the date due, and the aggregate amount of all such accounts receivable which have not been paid for 60 days or more does not exceed $8,229.15.

    4.19 INVENTORIES. All inventories of the Company, whether or not reflected in the Company Balance Sheet, are of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which, in the aggregate, are immaterial in amount. Items included in such inventories are carried on the books of the Company, and are valued on the Company Balance Sheet, at the lower of cost or market and, in any event, at not greater than their net realizable value, on an item by item basis, after appropriate deduction for costs of completion, marketing costs, transportation expense, and allocation of overhead.

    4.20 PROPRIETARY RIGHTS. The Company owns or possesses adequate licenses or other rights to use all patents, trademarks, trade names, copyrights, inventions, formulae, methods and processes (all such items being hereinafter referred to as "Intangible Property") currently used by it in the conduct of its business, without any known conflict with the rights of others. No royalties, honoraria or fees are payable by the Company to any person by reason of the ownership or use of the Intangible Property. All items of Intangible Property are valid and in good standing and are adequate and sufficient to permit the Company to conduct its business as now operated, and no other rights of the kinds enumerated are due or required by the Company in its operations. There are no licenses, sublicenses or agreements relating to their use now in effect, and none of the aforesaid are being infringed by others in any material way. No claim is pending or threatened or has been made within the past five years, to the effect that operation by the Company of its business or the manufacture or sale of any of its products, or any formula, method, process, part or material it employs, infringes or conflicts in any way upon any rights of the type enumerated above owned or claimed by others.

    4.21  ENVIRONMENTAL MATTERS.

          (a) The operations of the business of the Company and the buildings in which it is conducted conform with all applicable Federal, state and local laws, ordinances and regulations (including those relating to zoning and environmental protection), and all buildings or operations of the Corporation and the business that are subject to the Occupational Safety and Health Act of 1970, as amended, comply with employee working conditions as prescribed by such Act.

          (b) The Company has no underground storage tanks, either empty or containing any liquid, including but without limitation solvents, fuel or waste oil, on any premises used in its business.

          (c) The Company has obtained all permits, licenses and other authorizations and filed all notices which are required to be obtained or filed by Company for the operation of its business under Federal, state and local laws relating to pollution, protection of the environment or waste disposal ("Environmental Laws"). The Company is in compliance in all respects
(i) with all terms and conditions of all required permits, licenses and authorizations; and (ii) all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any law, regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. There are no past or present events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent continued compliance in all respects, or which may give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, waste or hazardous or toxic material with respect to the Company or its businesses, properties or plants.

          (d) There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or threatened relating to the liability of the Company or any of its operations or buildings under any Environmental Law.

    4.22 NO BROKER. The Company has incurred any liability for finder's, agent's or brokerage fees, commissions or compensation in connection with this Agreement or the transactions contemplated hereby.

    4.23 BEST EFFORTS. On or prior to the Closing Date (hereinafter defined), Company will, to the extent permitted by applicable laws, rules and regulations, take such actions and execute and deliver all such agreements, documents, certificates or amendments to this Agreement as may be necessary or desirable to effectuate the provisions and intent of this Agreement.

    4.24 CONDUCT OF BUSINESS--NEGATIVE COVENANTS OF COMPANY. Except as otherwise contemplated hereby, between the date hereof and the Effective Time, or the time when this Agreement terminates as provided herein, the Company will not, without the prior written approval of the President of
Champion:

          (a) Make any change in its authorized capital stock.

          (b) Issue any shares of its capital stock, securities convertible into its capital stock, or any long term debt securities.

          (c) Issue or grant any options, warrants, or other rights to purchase shares of its common stock.

          (d) Declare or pay any dividends or other distributions on any shares of common stock.

          (e) Purchase or otherwise acquire or agree to acquire for a consideration any share of Company Stock (other than in a fiduciary capacity).

          (f) Enter into or amend any employment, pension, retirement, stock option, profit sharing, deferred compensation, consultant, bonus, group insurance, or similar plan in respect of any of its directors, officers, or other employees, or increase the current level of contributions to any such plan now in effect.

          (g) Take any action materially and adversely affecting this Agreement or the transactions contemplated hereby or the financial condition (present or prospective), businesses, properties, or operations of Company.

          (h) Acquire, consolidate or merge with any other company, corporation, or association, or acquire, other than in the ordinary course of business, any assets of any other company, corporation, or association.

          (i) Mortgage, pledge, or subject to a lien or any other encumbrance, any of its assets, dispose of any of its assets, incur or cancel any debts or claims, or increase the current level of compensation or benefits payable to its officers, employees or directors except in the ordinary course of business as heretofore conducted or take any other action not in the ordinary course of their business as heretofore conducted or incur any material obligation or enter into any material contract.

          (j) Amend its Articles of Incorporation, By-laws or Charter.

          (k) Take any action to solicit, initiate, encourage, or authorize any person, including directors, officers and other employees, to solicit from any third party any inquiries or proposals relating to the disposition of the business or assets of Company, or the acquisition of their Company Stock, or the merger of Company with any person other than Champion, and Company shall promptly notify Champion orally of all the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters. Nothing herein shall be construed to limit or affect the fiduciary obligation of Company's officers and directors to Company shareholders.

    4.25 CONDUCT OF BUSINESS--AFFIRMATIVE COVENANTS OF COMPANY. Company covenants and agrees that:

          (a) It will promptly advise Champion in writing of the name and address of and number of shares of Company Stock held by each shareholder who elects to exercise his, her or its rights to appraisal in connection with the Merger pursuant to the North Carolina Corporation Act.

          (b) Subsequent to the date of this Agreement and prior to the Effective Time it will operate its business only in the normal course and manner.

          (c) From and after the execution of this Agreement, Company will promptly advise Champion of any material adverse change in the financial condition, assets, business operations or key personnel of Company and of any material breach of any representation or warranty made by Company in this Agreement.

          (d) Immediately upon the execution of this Agreement, it will direct its accountants to give Champion access to all information, documents and working papers pertaining to Company.

          (e) Subsequent to the date of this Agreement and prior to the Effective Time, Company shall maintain in full force and effect adequate fire, casualty, public liability, employee fidelity and other insurance coverage in effect on the date of this Agreement in order to protect Company against losses for which insurance protection can reasonably be obtained.

          (f) Within ten days from the execution of this Agreement, Company shall furnish to Champion a list, accurate as of the close of business on a date not more than ten (10) days prior to the date on which such list is furnished, containing the names and addresses of all holders of Company Stock as the same appear on the stock registration books of Company and the number of shares held by each. At the Effective Time, Company shall furnish to Champion a list, true, correct and complete as of the close of business on the preceding day, containing the names and addresses of all holders of Company Stock as the same appear on Company's stock registration books and the number of shares held by each.

          (g) It will use its best efforts in good faith to take or cause to be taken all action required under this Agreement on its part to be taken as promptly as practicable so as to permit the consummation of the Merger and the transactions contemplated hereby at the earliest possible date and cooperate fully with Champion to that end.

Section 5. Indemnification and Confidentiality
----------------------------------------------

    5.1 ACCESS AND INFORMATION. Company and Champion shall each afford to the other, and to the other's accountants, counsel and other representatives, full access during normal business hours throughout the period prior to the Closing Date to all of its properties, books, contracts, commitments and records (including but not limited to tax returns), and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities and banking laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request, provided that no investigation pursuant to this Section
5.1 shall affect any representations or warranties or the conditions to the obligations of the parties to consummate the Merger.

    5.2 FURNISHING INFORMATION AND INDEMNIFICATION. Champion and the Company have furnished or will furnish as soon as practicable after the date of this Agreement, to each other all the information (including financial statements, information and schedules) concerning themselves required for inclusion in:

          (a) any registration statement or other statement to be filed with the Securities and Exchange Commission on behalf of Champion under the Securities Act of 1933 in connection with the Merger and any proxy statement to solicit the approval of Company shareholders to the Merger, and any documents to be filed with the Securities and Exchange Commission in connection therewith;

          (b) any filings to be made by Champion with state securities authorities in connection with the transactions contemplated hereunder; and

          (c) any other request, application, statement, report or material to be made or filed by any party to or with any regulatory authority or any governmental agency, department or instrumentality in connection with the transactions contemplated hereunder.

    Champion represents and warrants to Company, and Company represents and warrants to Champion, that all information so furnished for such requests, statements, applications, reports and materials shall be true and correct in all material respects without omission of any material fact required to be stated to make the information therein not false or misleading. Champion will indemnify and hold harmless Company, and Company will indemnify and hold harmless Champion and each of their respective directors and officers, and each person, if any, who controls such entities within the meaning of the Securities Act of 1933, from and against any and all losses, damages, expenses or liabilities to which such entity, or any such director, officer or controlling person may become subject under applicable laws (including the Securities Act of 1933 and the Securities Exchange Act of 1934) and rules and regulations thereunder and will reimburse the other, and any such director, officer or controlling person, for any legal or other expenses reasonably incurred in connection with investigating or defending any actions, whether or not resulting in liability, insofar as such losses, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any such request, statement, application, report or material or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing in connection therewith by such indemnifying party for use therein.

    5.3 CONFIDENTIALITY. It is hereby agreed that, except (i) as otherwise required in the performance by the parties of their respective obligations hereunder or under the Merger and (ii) as otherwise required by law, any non-public information received from the other party during the course of the investigation contemplated pursuant hereto shall remain and be kept as confidential information by it and all copies thereof will be returned promptly at the request of the party furnishing such information in the event of the termination of this Agreement and the Merger. Each of the parties may disclose such information to its respective employees, affiliates, counsel, accountants, representatives, professional advisors and consultants, and shall require each of them to agree to keep all such information confidential.

    5.4 UPDATES TO INFORMATION. At the reasonable request of any party hereto, any other party will update by amendment or supplement any disclosure made in writing by such party to the other party and each party hereby represents and warrants that such written disclosures, as so amended or supplemented, shall be true, correct and complete as of the date or dates thereof.

Section 6. Conditions Precedent
-------------------------------

    The consummation of this Agreement and the Merger is conditioned upon the following:

          (a) SHAREHOLDER APPROVAL. The shareholders of Company and Interim Company shall have ratified, confirmed and approved this Agreement and the terms and conditions herein contained by the affirmative vote of shareholders of each such corporation, owning at least a majority of its capital stock outstanding, and final approval of this Agreement shall have taken place as provided in Section 10 hereof, and all provisions of Section 10 shall have been fully complied with.

          (b) AFFILIATES. Company agrees to deliver to Champion a letter identifying all persons whom it believes to be, at the time the Merger is submitted to a vote of Company shareholders, "affiliates" of Company, for purposes of Rule 145 or Rule 144 (as applicable) under the Securities Act of 1933, and shall use its best efforts to cause each person who is identified as an "affiliate" in such letter to deliver to Champion prior to the Closing Date an Investment Letter containing a written agreement providing that such person will agree not to sell, pledge, transfer or otherwise dispose of the shares of Champion Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act of 1933 and the rules and regulations thereunder. Further, if the Merger will qualify for pooling of interests accounting treatment, each of the aforementioned affiliates shall have delivered to Champion, at or prior to the Closing Date, a written agreement providing that (i) such "affiliate" of Company shall not dispose of any shares of Champion Common Stock for a period commencing at least thirty (30) days prior to the Effective Time, and (ii) that shares of Champion Common Stock issued to "affiliates" of Company in exchange for Company Stock and any other shares of Champion Common Stock owned by "affiliates" of Company shall not be transferrable until such time as financial results covering at least thirty (30) days of combined operations of Interim Company and Company have been published within the meaning of Section 201.01 of the Securities and Exchange Commission's Codification of Financial Reporting Policies.

          (c) INVESTMENT LETTERS. Champion shall have received Investment Letters in the form set forth in Exhibit C executed by all holders of Company Stock.

          (d) NO DIVESTITURE OR ADVERSE CONDITION. The consummation of the Merger shall not have required the divestiture or cessation of any significant part of the present operations conducted by Champion and shall not have imposed any other condition, which divestiture, cessation or condition Champion deems to be materially disadvantageous or burdensome.

          (e) ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS AND COVENANTS -- CHAMPION. Unless waived by Company, the representations and warranties of Champion contained in this Agreement shall be correct on and as of the Closing Date and thereafter until the Effective Time in all material respects with the same effect as though made on and as of such Effective Time except for changes which are not in the aggregate material and adverse to the financial condition, businesses, properties, or operations of Champion and Champion shall have performed in all material respects all of its obligations and agreements hereunder theretofore to be performed by it and Company shall have received on the Closing Date an appropriate certificate (in affidavit form) to the foregoing effect dated as of the Closing Date and executed on behalf of Champion by one or more appropriate executive officers of Champion.

          (f) ACCURACY OF REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS AND COVENANTS -- COMPANY. Unless waived by Champion, the representations and warranties of Company contained in this Agreement shall be correct on and as of the Closing Date and thereafter until the Effective Time with the same effect as though made on and as of such Effective Time except for changes which are not in the aggregate material and adverse to the financial condition, businesses, properties or operations of Company, and Company shall have performed in all material respects all of its obligations and agreements hereunder theretofore to be performed by it and Champion shall have received on the Closing Date an appropriate certificate (in affidavit form) to the foregoing effect dated as of the Closing Date and executed on behalf of Company by one or more appropriate executive officers of Company.

          (g) OPINION OF COUNSEL FOR COMPANY. Champion shall have received an opinion of McGuire, Wood & Bissette, P.A., counsel for Company, dated the Closing Date, with respect to such matters as Champion may reasonably request and to the effect that:

          (1) Company is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and is duly authorized to own its properties and to conduct its business as then being conducted.

          (2) The authorized capitalization of Company is as set forth in such opinion and the shares of Company Stock issued and outstanding or held as treasury shares (as of a date specified in such opinion not more than 5 days prior to the date of such opinion) are as stated in such opinion. Such issued and outstanding shares of stock are validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive rights of the shareholders of Company. As of such date, there are, to the best of such counsel's knowledge, no options, warrants, rights, commitments or convertible securities outstanding or authorized on behalf of Company, calling for the purchase from it of shares of unissued capital stock or capital stock held as treasury shares.

          (3) Company had the corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by Company and constitutes the legal, valid and binding obligation of Company, enforceable in accordance with its terms.

          (4) All necessary corporate proceedings of the board of directors and the shareholders of Company, to the extent required by law, its Articles of Incorporation and Bylaws or otherwise, to authorize the execution and delivery of this Agreement by Company and the consummation of the Merger by Company pursuant to this Agreement have been duly and validly taken. The number of shares of stock of Company voted for and against the Merger are as stated in such counsel's opinion; and the number of shares of such stock as to which shareholders have perfected their rights to dissent and appraisal under the North Carolina Corporation Act, are as stated in such counsel's opinion.

          (5) The consummation of the Merger will not violate or result in a breach of, or constitute a default under, the Articles of Incorporation or By-Laws of Company or constitute a breach or termination of, or default under, any agreement or instrument of which such counsel has knowledge and which would have a material adverse affect on the business of Company, and to which Company is a party or by which it or any of its property is bound.

          (6) Such counsel does not know of any breach of any warranty contained in this Agreement on the part of Company or any failure on the part of Company to perform any of the conditions precedent to the consummation of the Merger imposed upon it herein.

          (h) OPINION OF COUNSEL FOR CHAMPION. Company shall have received the opinion of Huddleston, Bolen, Beatty, Porter & Copen, counsel for Champion, dated the Closing Date, with respect to such matters as Company may reasonably request and to the effect that:

          (1) Champion is a corporation duly organized, validly existing and in good standing under the laws of the State of West Virginia, and is duly authorized to own its properties and to conduct its business as then being conducted.

          (2) The authorized capitalization of Champion is as set forth in such opinion and the shares of Champion Common Stock issued and outstanding (as of a date specified in such opinion not more than 5 days prior to the date of such opinion) are as stated in such opinion. Such issued and outstanding shares of stock are validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive rights of the shareholders of Champion. As of such date, there are, to the best of such counsel's knowledge, no options, warrants, rights, commitments or convertible securities outstanding or authorized on behalf of Champion, calling for the purchase from any of them of shares of unissued capital stock or capital stock held as treasury shares, except as otherwise permitted by this Agreement.

          (3) All necessary corporate proceedings of the Boards of Directors and the shareholders of Champion and Interim Company to the extent required by law, their Articles of Incorporation or By-Laws or otherwise, to authorize the execution and delivery of this Agreement or the Adoption Agreement and the consummation of the Merger pursuant to this Agreement have been duly and validly taken. Champion and Interim Company have the corporate power and authority to execute, deliver and perform this Agreement or the Adoption Agreement. This Agreement has been duly authorized, executed and delivered by Champion and Interim Company (by virtue of the Adoption Agreement) and constitutes the legal, valid and binding obligation of Champion and Interim Company in accordance with its terms.

          (4) The consummation of the Merger will not violate or result in a breach of, or constitute a default under the Articles of Incorporation or By-Laws of Champion or constitute a breach or termination of, or default under, any agreement or instrument of which such counsel has knowledge and to which Champion is a party or by which it or its property is bound.

          (5) To the best of such counsel's knowledge, all approvals of public authorities, federal, state or local, the granting of which is necessary for the consummation of the Merger by Champion have been obtained.

          (6) The shares of Champion Common Stock into which shares of Company Stock are to be converted upon the Effective Time will upon the Effective Time be duly authorized, and such shares, when transferred to holders of Company Stock pursuant to the terms of the Merger, will be validly issued, fully paid and nonassessable shares of Champion Common Stock.

          (i) LESS THAN 10% DISSENTERS. Unless waived by Champion, the holders of no more than 10% of the outstanding shares of Company Stock shall have elected to exercise their statutory rights to appraisal in connection with the transactions contemplated hereby, pursuant to the North Carolina Corporation Act.

          (j) COMFORT LETTER--COMPANY. Ernst & Young LLP or other Certified Public Accountants satisfactory to Company shall have audited the financial statements of Champion for the year ended October 31, 1996 and, based on such review, Company shall have reasonably determined that such statements are satisfactory to Company.

          (k) COMFORT LETTER--CHAMPION. Ernst & Young LLP or other certified public accountants satisfactory to Champion shall have audited the financial statements of Company as of and for the year ended June 30, 1996 and, based on such audit, Champion shall have reasonably determined that such statements are satisfactory to Champion.

          (l) POOLING OF INTERESTS ACCOUNTING TREATMENT. Champion shall have received from Ernst & Young LLP or other Certified Public Accountants satisfactory to it a letter to the effect that in the opinion of such Certified Public Accountants, Champion may, for accounting purposes, treat the Merger as a pooling of interests (and not as a purchase) in accordance with generally accepted accounting principles, and the Securities and Exchange Commission must not have objected to such treatment. A copy of such letter shall be delivered by Champion to Shareholders.

          (m) OPINION LETTER. Company shall have received an opinion of tax counsel acceptable to it and Champion shall have received an opinion of tax counsel acceptable to it, to the effect that:

          (1) The Merger shall constitute and qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code and Company, Surviving Company and Champion will each qualify as "a party to a reorganization" as that term is defined in the Internal Revenue Code;

          (2) No gain or loss will be recognized by Champion, Company, or Surviving Company by reason of the Merger;

          (3) Provided that the Company Stock is held as a capital asset at the Effective Time, the holding period of Champion Common Stock received by Company shareholders in exchange for Company Stock will include the holding period of the shares of Company Stock so exchanged;

          (4) No gain or loss will be recognized by the shareholders of Company who exchange their Company Stock for Champion Common Stock pursuant to the Merger; and

          (5) The basis of the Champion Common Stock received by Company shareholders will be the same as the basis of the Company Stock surrendered in exchange therefor, decreased by the total of any cash received.

          (n) The Non-Competition Agreements in all material respects identical to the form attached hereto as Exhibits D and E shall have been executed by each of Glenn Wilcox, Sr. and Bruce Fowler and delivered to Champion.

          (o) All approvals and consents to the Merger shall have been obtained in writing prior to, and shall be in full force and effect on the Closing Date, from all entities whose consent is required, including, without limitation, the following:

             (i) Komori Financial Services pursuant to Master Lease Agreement with the Company dated June 27, 1995;

             (ii) Knoxville Printing Company or its successors, as beneficiary under Deed of Trust and Security Agreement dated June 7, 1995 from Company to Steven J. Greene, Trustee; and

             (iii) The Bank/First Citizens Bank, as beneficiary under Deed of Trust dated June 7, 1995 from Company to James S. Webb, Trustee.

    All such consents shall explicitly provide that the respective agreements shall survive the Merger in full force and effect, without amendment. Such consents shall not be conditioned or restricted in a manner which, in the sole judgment of Champion, materially adversely affects the ability of Champion to conduct the business of Company after the Merger.

          (p) Absence of Material Adverse Changes--Champion. Unless waived by Company at or before the Effective Time, there shall have been no material adverse change in the financial condition, business or assets of Champion since October 31, 1996, and there shall be no suit, action or proceeding pending or threatened against Champion which, if successful, would have a material adverse effect on Champion or the Surviving Company after the consummation of the Merger.

          (q) Absence of Material Adverse Changes--Company. Unless waived by Champion at or before the Effective Time, there shall have been no material adverse change in the financial condition, business or assets of Company since June 30, 1996, and there shall be no suit, action or proceeding pending or threatened against Company which if successful would have a material adverse effect on Company or the Surviving Company after the consummation of the Merger.

Section 7. Closing Date and Effective Time
------------------------------------------

    7.1 CLOSING DATE. The closing shall be effected as soon as practicable after all of the conditions contained herein shall have been satisfied. The closing shall be held at the offices of Company in Asheville, North Carolina, and the closing date ("Closing Date") shall be a mutually agreeable date, but, in no event, later than forty-five (45) days following the date when all such conditions are satisfied.

    7.2 EFFECTIVE TIME. Subject to the terms and upon satisfaction on or before the Closing Date of all conditions specified in this Agreement, the Merger shall be effective at the time of filing articles of merger with and acceptance thereof by the Secretary of State of North Carolina (such time herein called "Effective Time").

Section 8. Termination of Agreement
-----------------------------------

    8.1 GROUNDS FOR TERMINATION. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing Date, either before or after the meeting of the shareholders of Company:

         (a) By mutual consent in writing of Company and Champion; or

         (b) By Company by giving written notice thereof to Champion if (i) a material adverse change shall have occurred in the financial condition, results of operations or business of Champion since October 31, 1996, or (ii) Champion has in any material respect breached any covenant, undertaking, representation or warranty contained in this Agreement and such breach has not been cured within thirty (30) days after the giving of such notice; or

         (c) By Champion by giving written notice thereof to Company if (i) a material adverse change shall have occurred in the financial condition, results of operations or business of Company since June 30, 1996 or (ii) Company has in any material respect breached any covenant, undertaking, representation or warranty contained in this Agreement and such breach has not been cured within thirty (30) days after the giving of such notice; or

         (d) By either Company or Champion upon written notice to the other if any regulatory agency whose approval of the transactions contemplated by this Agreement is required denies such application for approval by final order or ruling (which order or ruling shall not be considered final until expiration or waiver of all periods for review or appeal); or

         (e) By either Company or Champion upon written notice to the other if any condition precedent to either party's performance hereunder is not satisfied or fulfilled; or

         (f) By either Company or Champion if the Merger shall violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

         (g) By either Company or Champion upon the bankruptcy, insolvency or assignment for the benefit of creditors of Company or Champion; or

         (h) By either Company or Champion, if the shareholders of Company shall fail to approve the Merger by the vote required under the North Carolina Corporation Act and the Articles of Incorporation and Bylaws of Company.

    8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement for any reason other than a breach thereof, neither party hereto shall have any liability to the other of any nature whatsoever, including any liability for loss, damages, or expenses suffered or claimed to be suffered by reason thereof, except as provided in Section 8.3.

    8.3. RETURN OF INFORMATION. In the event of the termination of this Agreement for any reason, each party shall deliver to the other party, and shall require each of its officers, agents, employees and independent advisers (including legal, financial and accounting advisers) to deliver to the other party all documents, work papers, and other material obtained from such other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, including information obtained pursuant to Section 5 hereof. Each party agrees that notwithstanding any other provision contained in this Agreement, the undertakings and covenants regarding confidentiality contained in Section 5 shall survive termination of this Agreement.

Section 9. Waiver and Amendment
-------------------------------

    Except with respect to required approvals of the applicable governmental authorities and shareholders, Champion or Company by written instrument signed by its President at any time (whether before or after approval of the Agreement or the Merger by the shareholders of Company), may extend the time for the performance of any of the obligations or other acts of the other and may waive, with respect to the other: (i) any inaccuracies in the representations or warranties contained in this Agreement or in any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements, or satisfaction of any of the conditions to its obligations, contained in this Agreement, and/or (iii) the performance (including performance to the satisfaction of a party or its counsel) of any obligations set out herein. This Agreement may be amended or supplemented at any time by mutual agreement of the parties (except that they may not be amended in any material respect after approval by the shareholders of the parties without further approval by such shareholders). Any waiver, amendment or supplement hereof shall be in writing. Any waiver by Champion or Company of a condition to its obligation to perform this Agreement and the subsequent Closing hereunder shall be without prejudice to the rights or remedies it may have arising out of any breach of any representation, warranty, covenant or other agreement hereunder.

Section 10. Meeting of Shareholders of Company
----------------------------------------------

    Company shall take all steps necessary to call and hold a meeting of its shareholders in accordance with applicable law and the Articles of Incorporation and By-laws of Company as soon as practicable for the purpose of submitting this Agreement to its shareholders for their ratification, approval and confirmation.

Section 11. Rights of Dissenting Shareholders
---------------------------------------------

    Any shareholder of Company who properly exercises his right to dissent and perfects his appraisal rights under North Carolina law shall be entitled, with respect to any shares as to which he or she shall so dissent, to the fair value of such shares as of the day prior to the date on which the shareholders of Company voted to approve the Merger, excluding any appreciation or depreciation in anticipation of the Merger. The procedures to be followed and the rights of such dissenting shareholders shall be those set forth in Article 13, Chapter 55 of the North Carolina Corporation Act.

Section 12. Miscellaneous
-------------------------

    12.1 PUBLIC ANNOUNCEMENTS. Prior to the Closing Date, each party shall use its best efforts to consult with the other party with respect to any prepared public announcement, statement or release to the press, or statement to a competitor, customer or other third party (except to its consultants or to the regulatory authorities in connection with any required applications for governmental approvals or filings) with respect to this Agreement or the Merger or the transactions contemplated hereby or thereby, except as may be necessary, in the opinion of counsel, to comply with any law, governmental order or regulation.

    12.2 ACCOUNTING TREATMENT. Each of the parties undertakes and agrees to use its best efforts to cause the Merger to qualify for pooling of interests accounting treatment.

    12.3 BROKERS AND FINDERS. Company and Champion represent each to the other that this Agreement and the Merger contemplated hereby are the result of direct negotiations between them and that neither Company nor Champion has incurred any liability for any broker's, finder's or similar fees in connection with this Agreement or the Merger.

    12.4 DISCLOSED IN WRITING. As used in this Agreement, the phrase "disclosed in writing" shall mean disclosed or delivered prior to or within 20 days after, the date of this Agreement by means of a writing describing in reasonable detail the matters contained therein and delivered in accordance with Section 12.8 hereof. For purposes of this Agreement, anything appearing, contained, disclosed or described (i) in any Champion Financial Statement or Company Financial Statement (including the notes thereto), (ii) in any periodic report or other document filed with the Securities and Exchange Commission (including, but not limited to, Forms 8-K, Forms 10-K, Forms 10-Q, Annual Reports, and proxy statements) by either of Champion or Company, shall be deemed to be previously disclosed in writing.

    12.5 ENTIRE AGREEMENT. This Agreement embodies the entire agreement among the parties and there have been no agreements, representations, or warranties among the parties other than those set forth herein or those provided for herein.

    12.6 COUNTERPARTS. This Agreement has been executed in a number of identical counterparts, and each such counterpart shall be deemed to be an original instrument, but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

    12.7 INVALID PROVISIONS. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

    12.8 NOTICES. Any notices or other communication required or permitted hereunder shall be sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

    TO COMPANY:

          Blue Ridge Printing Co., Inc.
          c/o Glenn W. Wilcox, Sr.
          Wilcox Travel Agency, Inc.
          Suite
          BB&T Building
          West Park Square
          Asheville, NC 28801

          with a copy to:

          Richard A. Wood, Jr., Esquire
          McGuire, Wood & Bissette, P.A.
          DrHumor Building
          48 Patton Avenue
          P. O. Box 3180
          Asheville, NC 28802

    TO CHAMPION:

          Champion Industries, Inc.
          2450 First Avenue
          P. O. Box 2968
          Huntington, West Virginia 25728-2968
          Attention: Marshall T. Reynolds, President and
                     Chief Executive Officer

          with a copy to:

          Thomas J. Murray, Esquire
          Huddleston, Bolen, Beatty, Porter & Copen
          P. O. Box 2185
          Huntington, West Virginia 25722

or such other addresses as shall be furnished in writing by either party to the other party. Any such notice or communication shall be deemed to have been given as of the date so mailed.

    12.9 HEADINGS. The captions contained in this Agreement are inserted solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement.

    12.10 EXPENSES. Each of the parties hereto will pay its own fees and expenses incurred in connection with the transactions contemplated by this Agreement, except as otherwise specifically provided herein.

    12.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina and the United States of America.

    12.12 NO ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party without the written consent of the other party.

    12.13 EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective and binding as to Champion and Company when one or more counterparts shall have been signed and delivered by Champion and Company, and shall become effective and binding as to Interim Company when Interim Company has executed an Adoption Agreement in substantially the form attached hereto as Exhibit "A".

    12.14 FURTHER ACTS. Champion and Company each agree to execute and deliver on or before the Closing Date such other documents, certificates, agreements, or other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

    12.15 CERTAIN REPRESENTATIONS AND WARRANTIES NOT TO SURVIVE. Except for the representations, warranties and covenants contained in Sections 2.4, 4, 5, 8.3, 12.10, 12.16, 12.17 and in Exhibits C, D and E (which shall survive the Closing Date and Effective Time and any investigation at any time made on behalf of any party), the representations and warranties included or provided in this Agreement shall not survive the Effective Time.

    12.16 INDIVIDUAL DIRECTORS. The several Directors of Company who are signatories to this Agreement have joined into this Agreement to evidence their assent hereto, and for the express purpose of binding themselves, and each of them, to the fulfillment of each of the terms and conditions hereof by the respective parties and to the diligent, expeditious and good faith pursuit, and timely consummation, of the transactions herein contemplated. Each of the Directors hereby agrees to cooperate fully with the parties, their assistants and agents, in consummating the Merger, to vote appropriately upon all corporate resolutions toward that end, and to take no action inconsistent with the purposes of this Agreement or the consummation of the Merger. Nothing in this Agreement shall be construed to limit or affect the fiduciary obligation of Company's officers and directors to Company shareholders.

    12.17 SHAREHOLDERS REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION. The Shareholders of Company who are signatories to this Agreement have joined into this Agreement after the vote of Shareholders required by Section 6(a) of this Agreement for the express purpose of adopting and joining with the Company in making the representations and warranties contained in Section 4 of this Agreement, and hereby expressly do so. Without limiting any other right of indemnification or any other cause of action, Shareholders of the Company shall jointly and severally defend, indemnify and hold Champion and Surviving Company harmless from and against any and all losses, liabilities, damages, costs, claims, judgments and expenses (including attorney's fees) whatsoever arising out of or resulting from any material breach of warranty or misrepresentation by Company or Shareholders contained herein, or from any misrepresentation, omission or inaccuracy in any schedule, exhibit, certificate, instrument or paper delivered or to be delivered by Company or Shareholders hereunder in connection with the transactions herein contemplated. For purposes of this Agreement, "material" shall mean any one or more events or occurrences involving more than Fifteen Thousand Dollars ($15,000.00) singly or in the aggregate. Any Shareholder or Shareholders who are an indemnifying party hereunder shall have the right to control the defense of any claim or proceeding by any third party as to which it shall have acknowledged its obligation to indemnify Champion or the Surviving Company, and the indemnified party hereunder shall not settle or compromise any such claim or proceeding without the written consent of the indemnifying party, which consent shall not unreasonably be withheld or delayed. The indemnified party may in any event participate in any such defense, with its own counsel and at its own expense. The Shareholders of Company have joined into this

Agreement for the express purpose of binding themselves to the fulfillment of the terms and conditions of this Section 12.17.

    IN WITNESS WHEREOF, Champion and Company have caused this Agreement to be executed by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written, pursuant to resolutions adopted by the boards of directors of Champion and Company, acting by a majority thereof, and WITNESS also the signatures hereto of a majority of the board of directors of Company, and all the Shareholders of Company.

                           CHAMPION INDUSTRIES, INC.

                           By _______________________________________
                              Marshall T. Reynolds, President and
                              Chief Executive Officer

ATTEST:

______________________________
Secretary

                           BLUE RIDGE PRINTING CO., INC.

                           By _______________________________________
                              Glenn W. Wilcox, Sr., President

ATTEST:

______________________________
Molly M. Bird, Secretary

The following Directors of Blue Ridge Printing Co., Inc. do hereby join in the foregoing Agreement to evidence their consent and agreement thereto:


___________________________________
Glenn W. Wilcox, Sr., Director


___________________________________
Bruce Fowler, Director


___________________________________
G. Wallace Wilcox, Jr., Director

The following Shareholders of Blue Ridge Printing Co., Inc. do hereby join in the foregoing Agreement pursuant to Section 12.17 hereof.

___________________________________
Glenn W. Wilcox, Sr.


___________________________________
Bruce Fowler


___________________________________
Clell Keith


___________________________________
G. Wallace Wilcox, Jr.


___________________________________
David N. Wilcox

                                   EXHIBIT A

                               ADOPTION AGREEMENT

    THIS ADOPTION AGREEMENT, made and entered into as of this       day of
March, 1997, by and among BRP ACQUISITION COMPANY, INC. ("Interim Company"), CHAMPION INDUSTRIES, INC. ("Champion"), and BLUE RIDGE PRINTING CO., INC. ("Company");

    WHEREAS, Champion and Company have entered into an Agreement of Merger
dated as of the       day of March, 1997 ("Agreement"), to which this
Adoption Agreement is attached, and which Agreement is incorporated herein by reference; and

    WHEREAS, it is provided in Section 3.10 of the Agreement that Champion shall cause Interim Company to be organized and shall cause Interim Company to execute and enter into an Adoption Agreement in substantially the form of this Adoption Agreement so as to cause Interim Company to be bound by the applicable terms and provisions of the Agreement; and

    WHEREAS, Interim Company has been organized;

    NOW, THEREFORE, in consideration of the foregoing premises which are not mere recitals but an integral part hereof and in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

    1. Interim Company hereby joins in and agrees to be bound by the terms and conditions of the Agreement applicable to it to the same extent as if Interim Company were an original party thereto.

    2. Interim Company agrees that it shall use its best efforts in good faith to take or cause to be taken as promptly as practicable all actions on its part to be taken so as to permit the consummation of the Agreement and the Merger (as defined in the Agreement) at the earliest possible date, and that it shall cooperate fully with Champion and Company to that end.

    3. Interim Company represents and warrants to and covenants with Champion and Company that:

       3.1 Interim Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of North Carolina.

       3.2 Interim Company has the corporate power to execute and deliver this Adoption Agreement and to merge with Company pursuant to the Agreement and has taken or will have taken at the Effective Time of the Merger all action required by law, its Articles of Incorporation, its By-laws or otherwise, to authorize such execution and delivery, the Merger and the consummation of the transactions contemplated hereby; and this Adoption Agreement and the Agreement are or at the Effective Time of the Merger will be valid and binding agreements of Interim Company in accordance with their terms.

    IN WITNESS WHEREOF, Champion, Company and Interim Company have caused this Agreement to be executed by their duly authorized officers as of the date first above written, pursuant to resolutions adopted by the boards of directors of Champion, Company and Interim Company, acting by a majority thereof.

                               CHAMPION INDUSTRIES, INC.

                               By
                                 -----------------------------------------
                                 Marshall T. Reynolds,
                                 President and Chief Executive Officer


ATTEST

-------------------------------
ITS SECRETARY

                                 BLUE RIDGE PRINTING CO., INC.


                                 By
                                   ---------------------------------------
                                   ------------------, President
ATTEST

-------------------------------
Its Secretary

                                 BRP ACQUISITION COMPANY, INC.

                                 By
                                   ---------------------------------------
                                   ------------------, President

ATTEST

------------------------------
Its Secretary

                                   EXHIBIT B

                                 PLAN OF MERGER

                                       OF

                         BLUE RIDGE PRINTING CO., INC.

                                      AND

                         BRP ACQUISITION COMPANY, INC.

NAME OF EACH CORPORATION PLANNING TO MERGE; SURVIVING CORPORATION


    1. The Parties. BRP Acquisition Company, Inc., a North Carolina corporation ("Interim Company") shall merge with and into Blue Ridge Printing Co., Inc., a North Carolina corporation ("Company") (both corporations are sometimes collectively referred to herein as the "Constituent Corporations") under the articles of incorporation of Company. Company shall be (and is hereinafter called when reference is made to it at and after the consummation of the Merger) the Surviving Company and as such shall retain the name and title of "Blue Ridge Printing Co., Inc.". The Merger shall become effective at the time when a certificate of merger shall be issued by the Secretary of State of North Carolina (the "Effective Time of the Merger").

    2. Articles of Incorporation; Bylaws. At the Effective Time of the Merger, the Articles of Incorporation and Bylaws of the Company in effect at the Effective Time of the Merger shall be the Bylaws of the Surviving Company until altered, amended or repealed in accordance with applicable law.

    3. Assets and Rights. At the Effective Time of the Merger, the corporate existence of Interim Company shall, as provided in the North Carolina Business Corporation Act, be merged with and into Company and continued in the Surviving Company. The Surviving Company shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, if any, and all other choses in action, and all and every other interest of or belonging to or due to the Constituent Corporations, and each of them, shall be deemed to be transferred to and vested in the Surviving Company without further act or deed; and the title to any real estate, or any interest therein, vested in the Constituent Corporations, and each of them, before the Merger, shall not revert or in any way be impaired by reason of the Merger.

    4. Liabilities and Obligations. At the Effective Time of the Merger, Company as the Surviving Company shall henceforth be and remain responsible and liable for all the liabilities and obligations of the Constituent Corporations; and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the Merger. Manner and Basis of Converting Shares

    5.         CONVERSION, EXCHANGE AND CANCELLATION OF SHARES
               -----------------------------------------------
    (a) Conversion Rates. At the Effective Time of the Merger each outstanding share of Company Stock shall ipso facto, without any action on the part of the holder thereof, become and be converted into shares of Champion Industries, Inc. ("Champion") Common Stock at the Exchange Rate which shall be calculated, as provided hereinafter and in Section 2.2 of the Agreement of Merger
dated March      , 1997 between Champion and Company (the "Agreement of
Merger"). All shares of Champion Common Stock into which the aforesaid
Company Stock is so convetred shall be fully paid and non-assessable.
Company's stockholders of record at the Effective Time of the Merger, for the shares of Company Stock then held by them, respectively, shall be allocated and entitled to receive shares of Champion Common Stock, which total number of shares of Champion Common Stock shall have an aggregate Market Value as of the Valuation Date of Five Million Two Hundred Fifty Thousand Dollars ($5,250,000.00). The Market Value shall be determined by averaging the daily closing trade prices of Champion Common Stock as reported on the Nasdaq
National Market System ("NMS") during the five (5) consecutive days on which shares of Champion Common Stock are traded on the Nasdaq National Market
System ("NMS") immediately prior to the Valuation Date as reported in The
Wall Street Journal. The Valuation Date shall be the Nasdaq NMS trading day immediately prior to the date of effectiveness of the Agreement of Merger as to Champion and Company as provided in Section 12.13 thereof.

    For purposes of establishing the Exchange Rate (the number of shares of Champion Common Stock into which each share of Company Stock shall be converted at the Effective Time of the Merger), the Market Value of one (1) share of Champion Common Stock shall be divided into the aggregate Market Value to establish to the nearest whole share the aggregate number of shares of Champion Common Stock into which all of the then issued and outstanding shares of Company Stock shall be converted at the

Effective Time of the Merger. Such number of shares of Champion Common Stock shall then be divided by the number of shares of Company Stock that shall be issued and outstanding immediately prior to the Effective Time of the Merger with the quotient therefrom being the number of shares of Champion Common Stock into which each share of Company Stock shall be converted at the Effective Time of the Merger. All shares of Company Stock held by Company as treasury stock immediately prior to the Effective Time of the Merger shall be cancelled and shall not be exchanged for shares of Champion Common Stock.

    (b) Manner of Exchange. After the Effective Time of the Merger, except for persons exercising their rights as dissenting shareholders of Company, each shareholder of Company, upon surrender to Champion of certificates representing Company Stock, accompanied by a Letter of Transmittal and Investment Letter in the form attached as Exhibit C to the Agreement of Merger shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Champion Common Stock for which shares of Company Stock theretofore represented by the certificate or certificates so surrendered shall have been exchanged as provided in this Section 5. After the Effective Time of the Merger, each outstanding certificate which, prior to the Effective Time of the Merger, represented Company Stock, will be deemed for all corporate purposes of Champion to evidence ownership of the number of full shares of Champion Common Stock into which the shares of Company Stock represented thereby were converted. Until such outstanding certificates formerly representing company Stock are surrendered, no dividend payable to holders of record of Champion Common Stock for any period as of any date subsequent to the Effective Time of the Merger shall be paid to the holder of such outstanding certificates in respect thereof. After the Effective Time of the Merger there shall be no further registry of transfers on the records of Company of shares of Company Stock. Upon surrender of certificates of Company Stock for exchange for Champion Common Stock, there shall be paid to the record holder of the certificates of Champion Common
Stock issued in exchange therefor (i) the amount of dividends theretofore paid with respect to such full shares of Champion Common Stock as of any date subsequent to the Effective Time of the Merger which have not yet been paid to a public official pursuant to abandoned property laws and (ii) at the appropriate payment date the amount of dividends with a record date after the Effective Time of the Merger, but prior to surrender and a payment date subsequent to surrender. No interest shall be payable with respect to such dividends upon surrender of outstanding certificates.

    (c) Fractional Shares. Champion will not issue fractional shares or fractional share certificates, but in lieu of the issuance of fractional shares will pay cash, without interest, to any Company shareholder otherwise entitled to receive such fractional shares. The amount of such cash payment will be determined by multiplying the fractional share interest to which a Company shareholder would otherwise be entitled by the Market Value of Champion Common Stock as determined pursuant to Section

5(a). Payment for fractional shares will be made with respect to each shareholder at the time such shareholder's certificates of Company Stock are exchanged.

    (d) Lost Certificates. If a certificate evidencing outstanding shares of Company Stock is lost, stolen or destroyed, the registered owner thereof shall be entitled to receive the Champion certificate and cash to which he would otherwise be entitled on surrender of such certificate, by notifying Champion in writing of such lost, stolen or destroyed certificate and giving Champion evidence of loss and a bond sufficient to indemnify Champion against any claim that may be made against it on account of the alleged lost, stolen and destroyed certificate and the issuance of the certificate and cash.

TERMS AND CONDITIONS OF MERGER

    6. Further Assurances. If at any time the Surviving Company shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Company the title to any property or rights of Interim Company or Company or any subsidiary thereof, or otherwise to carry out the provisions hereof, the proper officers and directors of Interim Company or Company, as the case may be, as of the Effective Time of the Merger, and thereafter the officers of the Surviving Company acting on behalf of Interim Company or Company, as the case may be, shall execute and deliver any and all proper assignments, conveyances and assurances, and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Company and otherwise carry out the provisions hereof.

    7. Termination and Abandonment. This Plan of Merger may be terminated and the Merger abandoned as provided in the Agreement of Merger. However, the filing of this Plan of Merger with the North Carolina Secretary of State shall constitute a conclusive presumption that the Merger has been consummated in accordance with the terms hereof.

    8. Other Terms and Conditions. All other terms and conditions to the Merger are as provided in the Agreement of Merger.

    IN WITNESS WHEREOF, each of the parties hereto has caused this Plan of Merger to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its corporate officers thereunto duly authorized, all as of the day and year first above written.

                                     BLUE RIDGE PRINTING CO., INC.
                                     a corporation


                                     By
                                       -----------------------------------
                                       President

ATTEST:

-------------------------------------
ITS SECRETARY

                                      BRP ACQUISITION COMPANY, INC.,
                                      a corporation

                                      By
                                        ----------------------------------
                                        President

ATTEST:

--------------------------------------
Its Secretary

EXHIBIT C (Per Sections 2.3, 2.4 and 6(b) and (c))

                               INVESTMENT LETTER

Champion Industries, Inc.
Post Office Box 2968
Huntington, West Virginia 25728

   RE:  ISSUANCE OF SHARES OF COMMON STOCK OF CHAMPION INDUSTRIES, INC.
        PURSUANT TO MERGER AGREEMENT DATED MARCH       , 1997 WITH
        RESPECT TO BLUE RIDGE PRINTING CO., INC.

   Gentlemen:

    The undersigned hereby represents, warrants, covenants and agrees as follows:

    Pursuant to that certain Agreement of Merger between Blue Ridge Printing Co., Inc. ("Company") and Champion Industries, Inc. ("Champion"), dated as of
March       , 1997 (hereinafter the "Agreement") (all capitalized terms not defined herein having the meaning ascribed to them in the Agreement), to which this Investment Letter is attached and incorporated as an exhibit, whereby the Company will merge with a wholly owned subsidiary of Champion and the outstanding shares of Company Stock shall be exchanged for shares of common stock of Champion (hereinafter the "Restricted Shares"), the undersigned, the
holder of       shares of the issued and outstanding Company Stock (the
"Shareholder") hereby represents, warrants, covenants and agrees as follows:


   (1) The undersigned acknowledges that Champion has furnished to Company and to the Shareholder the following:

        (a) The information contained in its annual report on

            Securities and Exchange Commission Form 10-K for fiscal year ended October 31, 1996, together with exhibits and its proxy statement for annual meeting of shareholders to be held March 17, 1997, portions of which are incorporated by reference into such Form 10-K; and

        (b) Copies of all reports filed by Champion under Sections 13(a), 14(a), 14(c) and 15(d) of the Securities Exchange Act of 1934 since the filing of the annual report on Form 10-K described in subparagraph
            (a) above.

   (a) The undersigned is purchasing the Restricted Shares for investment, for its or his own account only, and not for resale, fractionalization, subdivision, or other disposition.

   (b) Although I do not presently plan to resell the Restricted Shares, if such sale should later be proposed, I agree that the Restricted Shares may be resold only in a transaction or transactions in accordance with Rule 144 or Rule 145 (if applicable) or any other exemption rule promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, as the same may from time to time be in effect, and also only in accordance with any regulations and interpretations under the securities laws of North Carolina, or other applicable state laws. The undersigned acknowledges that in the event of conflicting state and federal restrictions on resale, the undersigned will be governed by the most restrictive applicable rule or statute. This further reaffirms my obligation originally set forth in Section 6(b) of the Agreement that I shall not dispose of either (i) any shares of Champion Common Stock issued to me as Restricted Shares in exchange for shares of Company Stock or (ii) any other shares of Champion Common Stock I own until such time as financial results covering at least thirty (30) days of combined, post-merger operations of Champion and Company have been published. I further agree that a legend relative to the application of the foregoing restriction may be placed upon the certificates for any Restricted Shares issued to me, but that failure to place such legend upon the certificates does not affect my undertakings made herein.

   (c) The undersigned acknowledges being informed by Champion that the Restricted Shares delivered pursuant to the Agreement are not registered under the Securities Act of 1933 and must be held indefinitely unless they are subsequently registered under the Securities Act of 1933, or under state securities acts, or unless an exemption from such registration is available. The undersigned understands that any routine sale of Restricted Shares made in reliance upon Rule 144 or Rule 145 promulgated under the Securities Act of 1933 can be made only in limited amounts, in accordance with the terms and conditions of those Rules and that in the case of securities to which those Rules are not applicable, public resale may require compliance with some other disclosure or registration exemption under such statutes.

   (d) Champion may, if it so desires, permit the transfer of the Restricted Shares out of the name of the undersigned, only when the request for transfer is accompanied by an opinion of counsel for, or acceptable to, Champion (said counsel to be retained by and the cost incurred therefor to be paid by the undersigned) that neither the sale nor the proposed transfer results in violation of the North Carolina Securities Law or the securities laws of another jurisdiction or of the Federal Securities Act of 1933.

   (e) Each certificate or any other instrument representing the Restricted Shares now or hereafter issued pursuant to the Agreement may be stamped or otherwise imprinted with, or contain, a legend in substantially the following form:

         "The securities represented by this instrument have not been registered under the Federal Securities Act of 1933, or any state securities statute and may not be sold, assigned, or transferred unless (i) registered for resale or (ii) the issuer hereof has received the written opinion of counsel for said issuer that after investigation of relevant facts, such counsel is of the opinion that such sale, assignment, or transfer does not involve a transaction requiring a registration of such securities under the Federal Securities Act of 1933 or any applicable state securities laws. The restrictions of this paragraph shall become null and void and this paragraph shall have no effect on and after _______________________, 2000.

   (f) The undersigned is: (Please initial the alternative that applies to your particular investment situation. By so initialing, you acknowledge that Champion is entitled to rely upon your representations hereunder).

__________ (i) An accredited investor as that term is defined in Rule 501 of
               Regulation D promulgated under the Securities Act of 1933 (See "Investor Suitability Standards" attached hereto); or

__________(ii) Not an accredited investor (as defined in (i) above) but hereby represents and warrants that:

               __________a.  The undersigned has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Restricted Shares; the undersigned is not utilizing any other person as his/her purchaser representative in connection with evaluating such merits and risks. The undersigned offers as evidence of knowledge and experience in these matters the information set forth on this questionnaire; or

               __________b.  The undersigned may not have sufficient knowledge and experience in financial and business matters to evaluate the merits hereof, and the undersigned represents that the undersigned has retained a purchaser representative(s) (as defined in Rule 506 of Regulation D promulgated under the Securities Act of 1933) in connection with the evaluation of the merits and risks of an investment in the Restricted Shares as follows:

NAME: __________________________________________________________________________

FIRM: __________________________________________________________________________

PROFESSION: ____________________________________________________________________

ADDRESS: _______________________________________________________________________

    If represented by a purchaser representative, please request a Purchaser Representative Questionnaire from Champion and have it completed by your representative and returned to Champion. The undersigned with the above-named purchaser representative(s) has such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Restricted Shares.

    (a) The undersigned is presently a bona fide resident of the state indicated below and the address and social security number set forth below are his true and correct residence and correct social security number, and he has no present intention of becom-ing a resident of any other state or jurisdiction.

    (b) The undersigned acknowledges that he has been furnished with a package of information and disclosures described in paragraph 1 hereof, and has been given access to all underlying documents in connection with this transaction as well as such other information as he or his representative, if retained, deems necessary or appropriate as a prudent and knowledgeable investor in evaluating the purchase of the Restricted Shares. The undersigned acknowledges that Champion or its authorized representatives have made available to him or his purchaser representative, if retained, the opportunity to obtain additional information to verify the accuracy of the information contained in the above-mentioned materials furnished the undersigned in connection with such nonpublic offering, and to evaluate the merits and risks of this investment including, but not limited to, the economic consequences of the investment. The undersigned acknowledges that he or his purchaser representative, if retained, had the opportunity to ask questions of and receive satisfactory answers from Champion or its authorized representatives concerning the terms and conditions of the investment in the Restricted Shares and information in the above-mentioned materials furnished the undersigned in connection with such nonpublic offering. In reaching the conclusion that he desires to acquire the Restricted Shares, the undersigned has carefully evaluated his financial resources and investment position and goals, and the risks associated with this investment and acknowledges that he is able to bear the economic risks of the entire loss of this investment.

    (c). The undersigned understands that he is purchasing the Restricted Shares without being furnished any offering literature or prospectus other than the documents and materials referred to in Paragraph 9 above, that the transaction and that the materials furnished the undersigned have not been scrutinized or approved by the United States Securities and Exchange Commission or by any state securities regulatory agency, and that any such scrutiny or registration does not imply approval or disapproval of the same.

    (d) Because of the reliance by Champion on Section 3 (b) and Section 4(2) of the Securities Act of 1933 and Regulation D as promulgated by the Securities and Exchange Commission as well as provisions of applicable state securities laws and rules covering the offering of such Restricted Shares, the undersigned acknowledges and is aware of the following:

        (i) There are substantial restrictions on the transferability of the Restricted Shares. Accordingly, it may not be possible for the undersigned to readily liquidate his investment in Champion.

        (ii) The investor has been informed by Champion that the Restricted Shares have not been registered under the Securities Act of 1933 and must be held indefinitely unless subsequently registered under the 1933 Act or an exemption from such registration under the 1933 Act is made available; that Champion is not obligated to file a notification under Regulation A of the 1933 Act or a registration statement under the 1933 Act; and that Champion has not covenanted to take any action necessary for qualification of a limited resale of the Restricted Shares under applicable securities rules and regulations.

    (e) The undersigned is executing this letter and all other documents as an inducement to Champion to issue the Restricted Shares to the undersigned, and Champion may rely on such documents and the information contained herein or furnished by the undersigned to determine the qualifications of the undersigned to purchase the Restricted Shares.

    (f) This letter shall be binding upon the heirs, estate, legal representatives, successors and assigns of the undersigned.

Date:__________________________ , 1997     _____________________________________
                                              __________________________________

                                 QUESTIONNAIRE

    The purpose of this questionnaire is to assure Champion that each investor will meet the standards imposed by Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), and by applicable state securities law since the Restricted Shares will not be registered under the Act or under such state securities laws.

    If the answer to any question is "None" or "Not Applicable", please so state. Please answer each question.

    Your answers will at all times be kept strictly confidential. However, by signing this Questionnaire, you agree that Champion may present this Questionnaire, with such confidentiality precautions as are possible under the circumstances, to such parties as it deems appropriate if called upon under law to establish the availability under the Act of an exemption from registration of the private placement.

    Please complete, sign and date this Questionnaire as part of the Investment Letter.

1.  Name _______________________________________________________________________

    Residence Address___________________________________________________________

    Mailing Address_____________________________________________________________

    Date of Birth_______________________________________________________________

    Residence Phone Number______________________________________________________

2.  Occupation__________________________________________________________________

    Business Address____________________________________________________________

    ____________________________________________________________________________

    Business Phone Number_______________________________________________________

3.  In which state, if any:

    Do you hold a driver's license?_____________________________________________

    Do you pay state income taxes?______________________________________________

    Are you registered to vote?_________________________________________________

4.  Bank Reference______________________________________________________________

    Bank Office_________________________________________________________________

5. Business or Professional Education (college and post-college; if no college, then give highest levels achieved):

    SCHOOL                        MAJOR SUBJECT                        DEGREE
    ____________________________________________________________________________

    ____________________________________________________________________________

    ____________________________________________________________________________

6. Please describe briefly the principal positions you have held during the past ten years or since graduation from the schools listed in paragraph 5:

    ____________________________________________________________________________

    ____________________________________________________________________________

    ____________________________________________________________________________

    ____________________________________________________________________________

    ____________________________________________________________________________

7.  Other similar investment holdings of yours:

    ____________________________________________________________________________

    ____________________________________________________________________________

    ____________________________________________________________________________

8. My estimated net worth (exclusive of residence, furnishings, and personal automobiles) is in excess of $___________________.

9. My income for the year 1997 is estimated to be in excess of $______________; my income for the years 1996 and 1995 was in excess of:

                                                         1996          1995
         Individually                                  __________   ___________

         Jointly with my spouse                        __________   ___________

10. In the past tax year, the highest marginal federal income tax rate at which some portion of my taxable income was taxed was__________percent.

11. Please indicate in the space provided below any additional information about yourself which you think may be helpful in enabling the Purchaser to determine that your knowledge and experience in financial and business matters is sufficient to enable you to evaluate the merits and risks of this investment:

    ____________________________________________________________________________

    ____________________________________________________________________________

    To the best of my information and belief, the above and attached information supplied by me is true and correct in all respects.

                                     ___________________________________________

Date:________________________        ___________________________________________

                                   EXHIBIT D

                           NON-COMPETITION AGREEMENT

    This agreement is made this       day of       , 1997, by and between
Blue Ridge Printing Co., Inc., a corporation, hereinafter referred to as "Company", and Glenn W. Wilcox, Sr., hereinafter referred to as "Wilcox".

    WHEREAS, Wilcox is a shareholder, principal officer and key manager of company, whose efforts have been vital to the continuing success of the company's business; and

    WHEREAS, pursuant to an Agreement of Merger dated the    day of March,
1997, Company will be merged with a wholly owned subsidiary of Champion Industries, Inc. ("Champion"), a West Virginia corporation, with Company to be the surviving corporation under said Merger Agreement; and

    WHEREAS, consummation of such merger is contingent upon the execution of this Non-competition Agreement; and

    Whereas, as a material inducement to Champion to enter into and consummate the aforesaid Agreement of Merger, Wilcox is willing to execute and perform this agreement and has herein further agreed not to compete with Company after consummation of the merger.

    NOW, THEREFORE, in consideration of the premises which are and shall be construed to be an integral part hereof and not as mere recitals, for the mutual covenants and agreements set forth in said Agreement of Merger and this Agreement and the consideration flowing therefrom and herefrom, and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, it is agreed as follows:

1. Wilcox recognizes and acknowledges that the list of the customers of Company is a valuable, special and unique asset of the business of Company and, therefore, he shall keep secret from every person, firm or corporation, other than Champion or Company , and not use in any business or pursuits related to the business of Champion or Company, the names of past, present and prospective customers of Company, together with all knowledge concerning the same which he may at any time have acquired during his employment or association with Company.

2. Wilcox shall not furnish to any person, firm or corporation or retain or use any papers or other information of any nature whatsoever concerning the customers of Company, or any other confidential business information of Company, and shall not engage in, or participate in, any effort or act to induce any customer of Company to take any steps which might result to the disadvantage of or be detrimental to the interests of Company, and shall not disclose, directly or indirectly, to any person, firm or corporation, any process or trade secret which may have been acquired or developed by Company.

    3. All of the terms and provisions of Sections 1 and 2 shall remain in full force and effect for a period of two (2) years after the later of (a) the execution of this Agreement, or (b) the termination of Wilcox's employment with Company, if Wilcox is employed by Company after the date of this Agreement.

    4. For a period of two (2) years after the later of (a) the execution of this Agreement, or (b) the termination of Wilcox's employment with Company, if Wilcox is employed by Company after the date of this Agreement, Wilcox shall not enter into or engage directly or indirectly in any business competitive with the business of Company or Champion, either as an individual on his own account or as a partner or joint venturer or as an employee, agent, consultant or salesman for any person, firm or corporation or as an officer, director or stockholder of a corporation or otherwise, in or within a radius of one hundred fifty (150) miles of the city limits of the City of Asheville, North Carolina or Knoxville, Tennessee without first having obtained the written consent of Company, which may be arbitrarily withheld. The covenant and agreement of Wilcox which is contained in this section shall be construed as a covenant and agreement independent of any other provision in this agreement and the existence of any claim or cause of action of Wilcox, whether predicated on this agreement or otherwise, shall not constitute a defense to the enforcement by Company of the aforesaid covenant and agreement.

5. Any breach or evasion of any term of this agreement by Wilcox will cause immediate and irreparable injury to Company, its business and property; therefore, in the event of any breach or evasion of any of the terms of this agreement by Wilcox, Company shall be entitled to an immediate injunction without the necessity of bond to restrain the violation thereof, or to specific performance, or both, as well as to all other legal or equitable remedies to which Company may be entitled hereunder or under applicable law, including, but not limited to, the recovery of damages from Wilcox, as well as any person, firm or corporation which participates in such breach or evasion.

6. Wilcox represents and admits that his experience and capabilities are such that employment can be obtained by him in businesses which are of a different nature and not competitive with the business of Company and Champion and that the enjoining of any breach or evasion by him of the terms and provisions of this agreement will not prevent him from earning a comfortable livelihood.

7. Notwithstanding anything in this agreement to the contrary, if Wilcox shall have been found by a court of competent jurisdiction to have breached, or evaded any of the provisions of Sections 1, 2 or 4, the two-year period applicable to Sections 1, 2 and 4 shall commence on the date the court enters a final order or decree enjoining or prohibiting Wilcox from violating the terms and provisions contained in the respective sections aforesaid.

8. This agreement may not be modified or terminated orally. No modification or termination or attempted waiver shall be valid unless in writing signed by the party against whom the same is sought to be enforced.

9. The provisions of this agreement shall be binding upon and inure to the benefit of Company, its successors and assigns and Wilcox, his legal representatives, heirs at law, distributees, devisees and legatees.

10. The invalidity or unenforceability of any particular provision of this agreement shall not affect the other provisions hereof, and this agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

    11. Except for the Deferred Compensation Agreement dated July 1, 1993 between Wilcox and Company, which shall survive the execution of this agreement, this agreement supersedes all other oral or written agreements of every nature whatsoever between Company and Wilcox relating to the non-competition by Wilcox with Company and embodies the full and complete understanding of Company and Wilcox relating thereto.

12. In further consideration of the execution by Wilcox of this Non-Competition Agreement, the Company hereby covenants and agrees that it shall not exercise its election to terminate either (i) the Deferred Compensation Agreement dated July 1, 1993 between the Company as "Employer" and Wilcox as "Employee" or (ii) the Split Dollar Life Insurance Agreement dated July 1, 1992 between the Company as "Employer" and Wilcox as "Employee" prior to December 31, 1999, whether or not Wilcox is employed by Company during such time period.

    IN WITNESS WHEREOF, Company has executed this Agreement at Asheville,
North Carolina, on this       day of       , 1997, in the presence of the
undersigned competent witnesses.

WITNESSES:                                      BLUE RIDGE PRINTING CO., INC.
_________________________________________       By___________________________

_________________________________________       Its__________________________

     IN WITNESS WHEREOF, Wilcox has executed this Agreement at Asheville,
North Carolina, on this       day of       , 1997, in the presence of the
undersigned competent witnesses.

WITNESSES:                  ------------------------
                              Glenn W. Wilcox, Sr.

------------------------

------------------------

STATE OF NORTH CAROLINA,
COUNTY OF       , TO-WIT:

    The foregoing instrument was acknowledged before me this       day of
  , 1997 by       ,       of     Blue Ridge Printing Co., Inc., a
corporation, on behalf of said corporation.

    My commission expires        __________________________________________.

                                 ___________________________________________
                                              NOTARY PUBLIC

[SEAL]

STATE OF NORTH CAROLINA,
COUNTY OF       , TO-WIT:

    The foregoing instrument was acknowledged before me this       day of
  , 1997, by Glenn W. Wilcox, Sr.

    My commission expires        __________________________________________ .

                                 ___________________________________________
                                              NOTARY PUBLIC
[SEAL]

                                   EXHIBIT E

                           NON-COMPETITION AGREEMENT

    This agreement is made this       day of       , 1997, by and between
Blue Ridge Printing Co., Inc., a corporation, hereinafter referred to as "Company", and Bruce Fowler, hereinafter referred to as "Fowler".

    WHEREAS, Fowler is a shareholder, principal officer and key manager of Company, active in the management and operations of the Company and whose efforts have been vital to the continuing success of the Company's business; and

    WHEREAS, pursuant to an Agreement of Merger dated the       day of March,
1997, Company will be merged with a wholly owned subsidiary of Champion Industries, Inc. ("Champion"), a West Virginia corporation, with Company to be the surviving corporation under said Merger Agreement; and

    WHEREAS, consummation of such merger is contingent upon the execution of this Non-Competition Agreement; and

    WHEREAS, as a material inducement to Champion to enter into and consummate the aforesaid Agreement of Merger, Fowler is willing to execute and perform this agreement and has herein further agreed not to compete with Company after consummation of the merger.

    NOW, THEREFORE, in consideration of the premises which are and shall be construed to be an integral part hereof and not as mere recitals, for the mutual covenants and agreements set forth in said Agreement of Merger and this Agreement and the consideration flowing therefrom and herefrom, and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, it is agreed as follows:

    1. Fowler recognizes and acknowledges that the list of the customers of Company is a valuable, special and unique asset of the business of Company and, therefore, he shall keep secret from every person, firm or corporation, other than Champion or Company , and not use in any business or pursuits related to the business of Champion or Company, the names of past, present and prospective customers of Company, together with all knowledge concerning the same which he may at any time have acquired during his employment or association with Company.

    2. Fowler shall not furnish to any person, firm or corporation or retain or use any papers or other information of any nature whatsoever concerning the customers of Company, or any other confidential business information of Company, and shall not engage in, or participate in, any effort or act to induce any customer of Company to take any steps which might result to the disadvantage of or be detrimental to the interests of Company, and shall not disclose, directly or indirectly, to any person, firm or corporation, any process or trade secret which may have been acquired or developed by Company.

    3. All of the terms and provisions of Sections 1 and 2 shall remain in full force and effect for a period of two (2) years after the later of (a) the execution of this Agreement, or (b) the termination of Fowler's employment with Company, if Fowler is employed by Company after the date of this Agreement.

    4. For a period of two (2) years after the later of (a) the execution of this Agreement, or (b) the termination of Fowler's employment with Company, if Fowler is employed by Company after the date of this Agreement, Fowler shall not enter into or engage directly or indirectly in any business competitive with the business of Company or Champion, either as an individual on his own account or as a partner or joint venturer or as an employee, agent, consultant or salesman for any person, firm or corporation or as an officer, director or stockholder of a corporation or otherwise, in or within a radius of one hundred fifty (150) miles of the city limits of the City of Asheville, North Carolina or Knoxville, Tennessee without first having obtained the written consent of Company, which may be arbitrarily withheld. The covenant and agreement of Fowler which is contained in this section shall be construed as a covenant and agreement independent of any other provision in this agreement and the existence of any claim or cause of action of Fowler, whether predicated on this agreement or otherwise, shall not constitute a defense to the enforcement by Company of the aforesaid covenant and agreement.

    5. Any breach or evasion of any term of this agreement by Fowler will cause immediate and irreparable injury to Company, its business and property; therefore, in the event of any breach or evasion of any of the terms of this agreement by Fowler, Company shall be entitled to an immediate injunction without the necessity of bond to restrain the violation thereof, or to specific performance, or both, as well as to all other legal or equitable remedies to which Company may be entitled hereunder or under applicable law, including, but not limited to, the recovery of damages from Fowler, as well as any person, firm or corporation which participates in such breach or evasion.

    6. Fowler represents and admits that his experience and capabilities are such that employment can be obtained by him in businesses which are of a different nature and not competitive with the business of Company and Champion and that the enjoining of any breach or evasion by him of the terms and provisions of this agreement will not prevent him from earning a comfortable livelihood.

    7. Notwithstanding anything in this agreement to the contrary, if Fowler shall have been found by a court of competent jurisdiction to have breached, or evaded any of the provisions of Sections 1, 2 or 4, the two-year period applicable to Sections 1, 2 and 4 shall commence on the date the court enters a final order or decree enjoining or prohibiting Fowler from violating the terms and provisions contained in the respective sections aforesaid.

    8. This agreement may not be modified or terminated orally. No modification or termination or attempted waiver shall be valid unless in writing signed by the party against whom the same is sought to be enforced.

    9. The provisions of this agreement shall be binding upon and inure to the benefit of Company, its successors and assigns and Fowler, his legal representatives, heirs at law, distributees, devisees and legatees.

    10. The invalidity or unenforceability of any particular provision of this agreement shall not affect the other provisions hereof, and this agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

    11. Except for the Deferred Compensation Agreement dated July 1, 1993 between Fowler and Company, which shall survive the execution of this agreement, this agreement supersedes all other oral or written agreements of every nature whatsoever between Company and Fowler relating to the non-competition by Fowler with Company and embodies the full and complete understanding of Company and Fowler relating thereto.

    12. In further consideration of the execution by Fowler of this Non-Competition Agreement, the Company hereby covenants and agrees that it shall not exercise its election to terminate either (i) the Deferred Compensation Agreement dated July 1, 1993 between the Company as "Employer" and Fowler as "Employee" or (ii) the Split Dollar Life Insurance Agreement dated July 1, 1992 between the Company as "Employer" and Fowler as "Employee" prior to December 31, 1999.

    IN WITNESS WHEREOF, Company has executed this Agreement at Asheville,
North Carolina, on this       day of       , 1997, in the presence of the
undersigned competent witnesses.

WITNESSES:                                   BLUE RIDGE PRINTING CO., INC.

______________________________________       By____________________________

______________________________________             Its_____________________

    IN WITNESS WHEREOF, Fowler has executed this Agreement at Asheville,
North Carolina, on this       day of       , 1997, in the presence of the
undersigned competent witnesses.

    WITNESSES:                ___________________________________
                                           Bruce Fowler

_________________________

__________________________

STATE OF NORTH CAROLINA,
COUNTY OF _________, TO-WIT:

    The foregoing instrument was acknowledged before me this       day of
  , 1997 by       ,       of Blue Ridge Printing Co., Inc., a corporation, on
behalf of said corporation.

    My commission expires __________________________________________ .

                          __________________________________________
                                          NOTARY PUBLIC

[SEAL]



STATE OF NORTH CAROLINA,
COUNTY OF       , TO-WIT:

    The foregoing instrument was acknowledged before me this       day of
  , 1997, by Bruce Fowler.

    My commission expires __________________________________________ .

                          __________________________________________
                                        NOTARY PUBLIC

[SEAL]

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